EXHIBIT 10.1

Execution Version

Published CUSIP Number: 13201FAG1
Revolving Credit CUSIP Number: 13201FAJ5

Term Loan CUSIP Number: 13201FAH9

$800,000,000

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

January 2, 2019

among

CAMBREX CORPORATION

The SUBSIDIARY BORROWERS Party Hereto

The SUBSIDIARY GUARANTORS Party Hereto

The LENDERS Party Hereto

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

CITIZENS BANK, NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

CITIBANK N.A.

and

KEYBANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

____________________________________________________________________

WELLS FARGO SECURITIES, LLC

and

JPMORGAN CHASE BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

i

(continued)

ii

(continued)

iii

(continued)

iv

SCHEDULE 1.01	-	Revolving Credit Commitments, LC Commitments and Initial Term Loan Allocations
SCHEDULE 2.05(1)	-	Existing Letters of Credit
SCHEDULE 4.06(a)	-	Litigation
SCHEDULE 4.06(b)	-	Environmental Matters
SCHEDULE 4.13	-	Subsidiaries
SCHEDULE 6.11	-	Post-Closing Matters
SCHEDULE 7.01	-	Indebtedness
SCHEDULE 7.02	-	Liens
SCHEDULE 7.05	-	Investments
SCHEDULE 7.08	-	Restrictive Agreements

EXHIBIT A	-	Form of Assignment and Acceptance
EXHIBIT B	-	Form of Security and Pledge Agreement
EXHIBIT C	-	Form of Guarantee Assumption Agreement
EXHIBIT D-1	-	Form of Opinion of General Counsel of the Obligors
EXHIBIT D-2	-	Form of Opinion of New York Counsel to the Obligors
EXHIBIT E	-	Form of Subsidiary Borrower Designation Letter
EXHIBIT F	-	Form of Subsidiary Borrower Termination Letter
EXHIBIT G-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership and Non-Pass-Through Entity Foreign Lenders)
EXHIBIT G-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership and Non-Pass-Through Entity Foreign Participants)
EXHIBIT G-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships and Pass-Through Entities)
EXHIBIT G-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships and Pass-Through Entities)
EXHIBIT H	-	Form of Promissory Note
EXHIBIT I	-	Form of Borrowing Request

v

AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 2, 2019, among CAMBREX CORPORATION, the SUBSIDIARY BORROWERS party hereto, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

The Company (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to it, under the guarantee of the Subsidiary Guarantors (as so defined), in an aggregate principal or face amount not exceeding $800,000,000, for the purposes specified herein.  The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” means any business, assets or Person subject to an Acquisition.

“Acquisition” means any transaction, or any series of related transactions, consummated after the date hereof, by which the Company and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, limited liability company, partnership, joint venture or other entity or any division of any corporation, limited liability company, partnership, joint venture or other entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise or (b) directly or indirectly acquires ownership or Control of at least a majority (in number of votes) of Capital Stock which has ordinary voting power for the election of directors or other managers of any corporation, limited liability company, partnership, joint venture or other entity.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the sum of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent’s Account” means, for each currency, an account in respect of such currency designated by the Administrative Agent in a notice to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned thereto in Section 10.01(d)(ii).

“Aggregate Commitment” means the aggregate of the Revolving Credit Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitment is $600,000,000.

“Agreed Foreign Currency” means, at any time, (i) any of Pounds Sterling, euro, Japanese Yen, Swedish Krona and (ii) with the agreement of the Administrative Agent and of each Revolving Credit Lender, any other Foreign Currency that is (x) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) available in the London interbank deposit market and (z) agreed to by the Administrative Agent and each of the Revolving Credit Lenders.

“Agreed Swingline Foreign Currency” means, at any time, any of Pounds Sterling, Swedish Krona and euro.

“Agreement” means this Amended and Restated Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate administered by ICE Benchmark Administration Limited (or on any applicable successor quoting service) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations in the United States, the European Union or the United Kingdom applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, under the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to an Obligor, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.  If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan (including any Swingline Loan that bears interest based upon the Alternate Base Rate), Eurocurrency Loan or any Swingline Loan that bears interest based upon the Daily LIBO Rate, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency and Daily LIBO Rate Spread” or “Commitment Fee Rate”, respectively, based upon the Leverage Ratio as of the most recent determination date; provided that from and after the Effective Date to but excluding the third Business Day after delivery of the financial statements for the fiscal quarter ending March 31, 2019, the “Applicable Rate” shall be deemed to be in Category 3:

	Leverage Ratio	ABR Spread	Eurocurrency and Daily LIBO Rate Spread	Commitment Fee Rate
Category 1	<1.00x	0.25%	1.25%	0.25%
Category 2	≥1.00x <2.00x	0.50%	1.50%	0.30%
Category 3	≥2.00x <3.00x	0.75%	1.75%	0.35%
Category 4	≥3.00x	1.00%	2.00%	0.40%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter or fiscal year of the Company, as applicable, based upon the Company’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b) and (ii) subject to the proviso set forth above in this definition, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements (and the related compliance certificate required under Section 6.01(c)) indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (A) the Leverage Ratio shall be deemed to be in Category 4 at any time that an Event of Default has occurred and is continuing and (B) if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b) (and/or the related compliance certificate required to be delivered by it pursuant to Section 6.01(c)), any adjustment in the Applicable Rate shall be delayed until the delivery thereof and shall be retroactively applied for the period from the expiration of the time for delivery thereof until the date of such delivery.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Revolving Credit Maturity Date.

“Avista” means Avista Pharma Solutions, Inc., a Delaware corporation.

“Avista Acquisition” means the acquisition by the Company, through a direct or indirect wholly owned Subsidiary, of the Capital Stock of Avista and its Subsidiaries in accordance with the Avista Merger Agreement.

“Avista Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of November 19, 2018, among the Company, Aviator Merger Sub, Inc., Avista, the stockholders party thereto and Ampersand 2011 Limited Partnership as the stockholders’ representative (together with all exhibits, schedules and disclosure letter thereto), as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms and provisions of this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates, including without limitation:  (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Banking Services Provider” means any Person that, (a) at the time it enters into a Banking Services Agreement with the Company or any Subsidiary, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Effective Date), is a party to a Banking Services Agreement with the Company or any Subsidiary, in each case in its capacity as a party to such Banking Services Agreement.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” has the meaning assigned thereto in Section 10.01(d)(i).

“Borrowers” means the Company and the Subsidiary Borrowers.

“Borrowing” means (a) all Revolving Credit Loans that are ABR Loans made, converted or continued on the same date, (b) all Revolving Credit Loans that are Eurocurrency Loans denominated in the same currency that have the same Interest Period, (c) a Swingline Loan, (d) the Initial Term Loan or (e) an Incremental Term Loan.

“Borrowing Request” means a request by a Borrower for a Revolving Credit Borrowing in accordance with Section 2.03 (including pursuant to a Revolving Credit Commitment Increase), or a Swingline Loan in accordance with Section 2.04, or the Initial Term Loan Borrowing in accordance with Section 2.21 or an Incremental Term Loan Borrowing in accordance with the applicable Incremental Amendment, in each case, substantially in the form of Exhibit I.

“Business Day” means any day (a) that is not a Saturday, Sunday or (other than with respect to determining any Interest Period) other day on which commercial banks in Charlotte, North Carolina and New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the relevant Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in the currency of such Borrowing are carried out in the London interbank market and (c) (i) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing denominated in any Foreign Currency (other than euros), or to a notice by the relevant Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency or (ii) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing denominated in euros, or to a notice by the relevant Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a TARGET2 Day.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that the adoption or issuance of any accounting standards after the Effective Date will not cause any obligation that was not or would not have been a Capital Lease Obligation prior to such adoption or issuance to be deemed a Capital Lease Obligation.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding common stock of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved by the board of directors of the Company nor (ii) appointed or approved by directors so nominated or approved.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, is a Revolving Credit Loan, a Swingline Loan, an Initial Term Loan, an Incremental Term Loan or an Extended Term Loan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

“Collateral Release Event” means, at any time after December 31, 2020, the satisfaction of each of the following conditions: (a) no Default or Event of Default shall have occurred and be continuing and (b) the Leverage Ratio of the Company and its Subsidiaries shall be less than 2.50 to 1.00 for the two most recently completed consecutive fiscal quarters.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company” means Cambrex Corporation, a Delaware corporation.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income, however denominated, or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP (to the extent applicable)), of the following: (a) Consolidated Net Income for such period plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-recurring losses for such period (other than losses of the type described in clause (vi) below); provided that the aggregate amount added back pursuant to this clause (iv), when combined with all amounts added back under clause (vi) below for such period, shall not exceed 15% of Consolidated EBITDA (as calculated prior to giving effect to such clauses (iv) and (vi)) for such period, (v) all noncash charges, expenses and losses for such period; provided that if any such noncash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (A) the Company may determine not to add back such noncash charge, expense or loss in the current period and (B) to the extent the Company does decide to add back such noncash charge, expense or loss, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period, (vi) the amount of pro forma “run rate” cost savings, operating expense reductions and synergies resulting from or related to any Disposition or Acquisition or any operational initiative, including any non-recurring strategic initiatives, restructuring charges, costs, accruals and reserves, integration costs, costs related to the closure, relocation, reconfiguration and/or consolidation of facilities, transition costs, severance costs, one-time compensation charges, retention or completion bonuses, executive recruiting costs and other nonrecurring charges or expenses, in each case, that are reasonably identifiable and factually supportable and projected by the Company in good faith to result from actions that have been taken or are expected to be taken within twelve months after the consummation of such transaction (calculated as though the full recurring benefit of such cost savings, operating expense reductions and synergies had been realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount added back pursuant to this clause (vi), when combined with all amounts added back under clause (iv) above for such period, shall not exceed 15% of Consolidated EBITDA (as calculated prior to giving effect to such clauses (iv) and (vi)) for such period, and (vii) all cash payments relating to environmental obligations (including any Environmental Liability) for such period; provided that the aggregate amount added back pursuant to this clause (vii) shall not exceed $40,000,000 during the term of this Agreement, and minus (c) without duplication and to the extent included in determining such Consolidated Net Income, (i) all non-cash gains for such period (excluding any non-cash gains to the extent representing the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period), and (ii) all non-recurring gains for such period; provided that, without duplication, if during any period for which Consolidated EBITDA is being determined, the Company or any of its Subsidiaries shall have made any Disposition or Acquisition (in one or a series of related transactions) or shall have acquired one or more income producing assets as part of a single transaction, in each case, in excess of $25,000,000 in fair market value (each such transaction, a “Specified Transaction”), Consolidated EBITDA shall be determined for purposes of this Agreement by (x) with respect to any such Disposition constituting a Specified Transaction, excluding the Consolidated EBITDA of the Disposed Entity (to the extent not already excluded in the relevant financial statements of the Company) or (y) in the case of any such Acquisition or acquisition of income producing assets constituting a Specified Transaction, including the Consolidated EBITDA of the Acquired Entity or the earnings associated with such assets, as applicable, for such period (to the extent not already included in the relevant financial statements of the Company), in each case, as if the relevant transaction had been made or consummated on the first day of such period.

“Consolidated Funded Indebtedness” means, as of any date, all of the following for the Company and its Subsidiaries: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Capital Lease Obligations of such Person, (d) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit, letters of guaranty and similar instruments unless such obligations are cash collateralized by cash that is not deducted in the definition of Consolidated Funded Indebtedness, (e) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (f) all Guarantees by such Person of Indebtedness of others of the type included within this definition (other than this clause (f)) minus an amount equal to the aggregate amount (based on the Dollar Equivalent for Foreign

Currencies) of the sum of (i) 100% of the unrestricted cash held in deposit accounts located within the United States owned by and under the control of the Company or any of its Subsidiaries on such date and (ii) 90% of the unrestricted cash held in deposit accounts located outside of the United States owned by and under the control of the Company or any of its Subsidiaries on such date.

“Consolidated Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit or an LC Disbursement.

“Credit Party” means the Administrative Agent, each Issuing Lender, the Swingline Lender, the Hedge Banks, the Banking Services Providers or any other Lender.

“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Currency Valuation Date” means:

(a)with respect to each Eurocurrency Borrowing, the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,

(b)with respect to the LC Exposure, the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c)with respect to all outstanding Credit Events, the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

“Daily LIBO Rate” means, for any day, the rate of interest equal to the Adjusted LIBO Rate for an Interest Period of one month determined on such day.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Disposed Entity” means any business, assets or Person subject to a Disposition.

“Disposition” means any sale, lease, license, transfer, assignment or other disposition (including by a division of a limited liability company) of all or a material portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of the Company or any of its Subsidiaries, whether in one or a series of transactions.

“Dollar Equivalent” of any currency at any date shall mean (a) the amount of such currency if such currency is Dollars or (b) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Currency Valuation Date.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Dutch Non-Public Lender” means: (i) until the publication of an interpretation of “public” as referred to in the CRR by the competent authority/ies:  an entity which (x) assumes existing rights and/or obligations vis-à-vis a Dutch Subsidiary Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“Dutch Subsidiary Borrower” means any Subsidiary Borrower that is organized under the laws of the Netherlands.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means January 2, 2019.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan; (b) the determination that any Plan or, to the extent the Company or any ERISA Affiliate has knowledge of such determination, any Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 or 305 of ERISA; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA

Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any written notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any written notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

“euro” or “€” means the single currency of Participating Member States of the European Union, which shall be an Agreed Foreign Currency and a Foreign Currency under this Agreement.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning set forth in Article VIII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., New York City time, on such date on the Reuters World Currency Page for such Foreign Currency.  In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., New York City time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Existing Credit Agreement” means the Credit Agreement dated as of May 18, 2016 among the Company, the Subsidiary Borrowers party thereto, the lenders party thereto, Wells Fargo, as administrative agent.

“Excluded Swap Obligation” means, with respect to any Obligor, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Obligor for or the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Obligor, including under the keepwell provision in Section 3.10 of this Agreement).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made (a) by or on account of any obligation of the Company or any Subsidiary Borrower, (i) income or franchise Taxes imposed on (or measured by) its net income, net profit, net worth (however denominated), and franchise or capital Taxes imposed, in each case, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Administrative Agent or any Lender, in which its applicable lending office (or relevant office for receiving payments from or on account of a Borrower or making funds available to or for the benefit of a Borrower) is located and (ii) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Company or any such Subsidiary Borrower that is a Domestic Subsidiary is located or that is an Other Connection Tax, (b) by or on account of the Company, a Domestic Subsidiary or a Subsidiary Borrower organized in the Netherlands, income or franchise Taxes imposed on (or measured by) its net income, net profit, net worth (however denominated), and franchise or capital Taxes or Other Connection Taxes, (c) by or on account of any obligation of the Company or any Domestic Subsidiary that is a Subsidiary Borrower, in the case of a Foreign Lender, any withholding Tax that is imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (x) such Foreign Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (y) such Foreign Lender changes its lending office (or office for receiving payments by or on account of a Borrower or making funds available to or for the benefit of a Borrower), except in each case to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender acquired the applicable interest in a Loan or Revolving Credit Commitment or to such Foreign Lender immediately before it changed its lending office (or office for receiving payments by or on account of a Borrower or making funds available to or for the benefit of a Borrower), (d) by or on account of any obligation of any Subsidiary Borrower that is organized under the laws of the Netherlands, in the case of any Lender that first acquires an interest in a Loan or Revolving Credit Commitment after a change in withholding Tax law imposed by the Netherlands, any withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to such interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)), except to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Revolving Credit Commitment, (e) any U.S. federal withholding Taxes imposed by FATCA, and (f) in the case of any Lender, any U.S. federal backup withholding Taxes or any Taxes attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e).

“Extended Revolving Credit Commitment” means any Class of Revolving Credit Commitments the maturity of which shall have been extended pursuant to Section 2.22.

“Extended Revolving Credit Loans” means any Revolving Credit Loans made pursuant to the Extended Revolving Credit Commitments.

“Extended Term Loans” means any Class of Term Loans the maturity of which shall have been extended pursuant to Section 2.22.

“Extension” has the meaning assigned thereto in Section 2.22(a).

“Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Company, be in the form of an amendment and restatement of this Agreement) among the Obligors, the applicable extending Lenders, the Administrative Agent and, to the extent required by Section 2.22, the Issuing Lenders and/or the Swingline Lender implementing an Extension in accordance with Section 2.22.

“Extension Offer” has the meaning assigned thereto in Section 2.22(a).

“FASB ASC 805” means Financial Accounting Standards Board, Accounting Standard Codification 805 (entitled “Business Combinations”).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant thereto, including any intergovernmental agreement and any fiscal or regulatory legislation, rules or guidance implementing such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means the chief financial officer, treasurer, vice president-finance or corporate controller of the Company.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is owned directly by the Company or any Domestic Subsidiary and that is not treated as a partnership or disregarded entity for U.S. federal income tax purposes.

“Foreign Currency” means at any time any currency other than Dollars.

“Foreign Currency Sublimit” means $200,000,000.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located.  For purposes of this definition,  the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state, local or foreign, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit C by an entity that, pursuant to Section 6.09, is required to become a “Subsidiary Guarantor” hereunder in favor of the Administrative Agent and for the benefit of the Lenders.

“Guarantors” means the Company (with respect to its obligations as a guarantor under Article III) and the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement entered into by the Company or any Subsidiary with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with the Company or any Subsidiary permitted under Article VII, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Effective Date), is a party to a Hedge Agreement with the Company or any Subsidiary, in each case in its capacity as a party to such Hedge Agreement.

“Immaterial Domestic Subsidiary” means any Domestic Subsidiary that has (a) tangible assets (determined based on the book value) less than 2.5% of the aggregate tangible assets (determined based on the book value) of the Company and (b) revenues less than 2.5% of the consolidated revenues of the Company, determined (in the case of such assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter of the Company.

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary that has (a) tangible assets (determined based on the book value) less than 2.5% of the aggregate tangible assets (determined based on the book value) of the Company and (b) revenues less than 2.5% of the consolidated revenues of the Company, determined (in the case of such assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter of the Company.

“Immaterial Subsidiary” means any Immaterial Domestic Subsidiary or any Immaterial Foreign Subsidiary.

“Increase Effective Date” has the meaning set forth in Section 2.08(e)(iii).

“Incremental Amendment” has the meaning set forth in Section 2.08(e)(vi).

“Incremental Facilities Limit” means, with respect to any proposed incurrence of additional Indebtedness under Section 2.08(e), an amount equal to the sum of (a) the amount of additional Indebtedness that would cause the Senior Leverage Ratio as of the most recently ended fiscal quarter prior to the incurrence of such additional Indebtedness (or in the case of any Incremental Term Loan, the proceeds of which will finance a Limited Conditionality Acquisition, the date determined pursuant to Section 1.07) for which financial statements have been delivered to the Administrative Agent hereunder, calculated on a pro forma basis after giving effect to the incurrence of such additional Indebtedness and any Acquisition permitted hereunder to be consummated using the proceeds of an Incremental Term Loan (and assuming that any proposed Revolving Credit Commitment Increase is fully drawn at such time) and after giving effect to the use of proceeds thereof, not to exceed 3.00 to 1.00 plus (b) $200,000,000 less the total aggregate initial principal amount (as of the date of incurrence thereof) of all Incremental Increases case previously incurred under this clause (b); provided that the Company may incur Indebtedness under clause (a) on the same date that it incurs Indebtedness under clause (b) by first calculating the incurrence under clause (a) without regard to any incurrence on such date under clause (b).  Unless the Borrower otherwise notifies the Administrative Agent, if all or any portion of any Incremental Increases would be permitted under clause (a) above on the applicable date of incurrence, such Incremental Increases (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (a) above prior to the utilization of any amount available under clause (b) above.  For purposes of calculating such Secured Leverage Ratio, (i) all Obligations and such additional Indebtedness incurred pursuant to any Incremental Increase shall be deemed to be secured Indebtedness (whether or not the Obligations or such additional Indebtedness is in fact so secured) and (ii) the proceeds from any such additional Indebtedness incurred pursuant to any Incremental Increase shall not be netted from Consolidated Funded Indebtedness.

“Incremental Increases” has the meaning set forth in Section 2.08(e)(i).

“Incremental Lender” has the meaning set forth in Section 2.08(e)(ii).

“Incremental Term Loan” has the meaning set forth in Section 2.08(e)(i).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others of the type included within this definition (other than this clause (f)), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit, letters of guaranty and similar instruments unless such obligations are cash collateralized by cash that is not deducted in the definition of Consolidated Funded Indebtedness, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or any of its Subsidiaries held by any Person (other than such Person or any of its Subsidiaries) that is redeemable in whole or in part at any time prior to the Latest Maturity Date, but only if such liquidation value exceeds $5,000,000 and (k) all obligations under Hedging Agreements; provided that the amount of Indebtedness under clauses (e) and (f) above shall be the lesser of (i) the amount of such Indebtedness of such other Person and (ii)(x) in the case of clause (e), the fair market value of the property subject to such Lien and (y) in the case of clause (f), the actual obligation of such other Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  Notwithstanding anything herein to the contrary, any deferred purchase price obligation with respect to any Acquisition that would not have been treated as Indebtedness prior to giving effect to FASB ASC 805 shall not constitute “Indebtedness”.  For the avoidance of doubt, any obligation in respect of surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and not in connection with the borrowing of money shall not constitute “Indebtedness”.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, that are imposed on or with respect to any payment made by the Company or any Subsidiary Borrower hereunder or under any Loan Document and (b) to the extent not otherwise described in (a) hereof, Other Taxes.

“Initial Term Loan” means the term loan made, or to be made, to the Company by the Term Loan Lenders pursuant to Section 2.21. The aggregate principal amount of the Initial Term Loan on the Effective Date shall be $200,000,000 with the amount allocated to each Term Loan Lender as of the Effective Date set forth opposite the name of such Term Loan Lender on Schedule 1.01.

“Interest Coverage Ratio” means, as at any date, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period.

“Interest Election Request” means a request by the relevant Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date and the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, (c) with respect to any Swingline Loan denominated in Dollars, the last Business Day of each month and the Revolving Credit Maturity Date and (d) with respect to any Swingline Loan denominated in an Agreed Swingline Foreign Currency, the last day of each Interest Period therefor and the Revolving Credit Maturity Date.

“Interest Period” means (a) for any Eurocurrency Loan or Borrowing (other than any Swingline Loan denominated in an Agreed Swingline Foreign Currency), the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Revolving Credit Maturity Date, a period of less than one month’s duration commencing on the date of such Loan or Borrowing and ending on the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, as specified in the applicable Borrowing Request or Interest Election Request and (b) for any Swingline Loan denominated in an Agreed Swingline Foreign Currency, the period commencing on the date of such Loan and ending on the day that is designated in the relevant notice delivered pursuant to Section 2.04(b) with respect to such Loan, which shall not be later than the seventh day thereafter; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Revolving Credit Maturity Date that is permitted to be of less than one month’s duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the consummation of any Acquisition; (c) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding (i) any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business and (ii) accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business or (d) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or any other monetary liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Lender” means Wells Fargo and JPMCB, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j). Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to an “Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“Japanese Yen” or “JPY” means the lawful currency of Japan.

“Joint Lead Arrangers” means Wells Fargo Securities, LLC and JPMCB, each in their capacity as a joint lead arranger hereunder.

“JPMCB” means JPMorgan Chase Bank, N.A.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Revolving Credit Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loan.

“LC Commitment” means, as to each Issuing Lender, its obligation to issue Letters of Credit in an aggregate principal stated amount at any one time outstanding that, together with the LC Exposure of such Issuing Lender due and owing at such time, do not exceed the Dollar Equivalent of such Issuing Lender’s LC Commitment as set forth on Schedule 1.01.

“LC Disbursement” means, as to each Issuing Lender, a payment made by such Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the relevant Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means, with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

“Lenders” means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or as an Incremental Lender pursuant to Section 2.08(e), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“Leverage Ratio” means, as at any date, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

“LIBO Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 2.13(c), with respect to any Eurocurrency Borrowing:

(a)denominated in a Dollars, euro, Pounds Sterling or Yen, the rate for deposits in the relevant currency for a period equal to the applicable Interest Period as published by ICE Benchmark Administration Limited (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two (2) Business Days prior to (or, in the case of Loans denominated in Pounds Sterling, on the day of) the first day of the applicable Interest Period, or a comparable or successor rate approved by the Administrative Agent;

(b)denominated in Swedish Krona, the rate per annum equal to the Stockholm Interbank Offered Rate as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Stockholm, Sweden time) two (2) Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, or a comparable or successor rate approved by the Administrative Agent;

(c)denominated in any other Agreed Foreign Currency, the rate per annum as designated with respect to such Agreed Foreign Currency at the time such Agreed Foreign Currency is approved by the Administrative Agent and the Revolving Credit Lenders to be determined on the day that is generally treated as the rate fixing day by market practice for such Agreed Foreign Currency; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent;

Notwithstanding the foregoing, (x) if the LIBO Rate (including, without limitation, any Replacement Rate with respect thereto) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.13(c), in the event that a Replacement Rate with respect to LIBO Rate is implemented then all references herein to LIBO Rate shall be deemed references to such Replacement Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Conditionality Acquisition” means any Acquisition that (a) is not prohibited hereunder, and (b) is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan Documents” means, collectively, this Agreement, each promissory note (if any) issued under Section 2.09(e), the Letter of Credit Documents and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement (including, for the avoidance of doubt, any Incremental Term Loans).

“Loss Event” means the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking by eminent domain or similar event with respect to any of their respective assets or properties.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of the Obligors, taken as a whole, to perform their payment obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of any Hedging Agreement, of any one or more of the Company and its Subsidiaries, in each case, in an aggregate outstanding principal amount exceeding $30,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary, as the case may be, would be required to pay if such Hedging Agreement were terminated at such time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA, to which a Borrower or any of its ERISA Affiliates has any liability, contingent or otherwise.

“National Currency” means the currency, other than the euro, of a Participating Member State.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Disposition or Loss Event, the gross proceeds received by the Company or any of its Subsidiaries therefrom (including any cash, cash equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Disposition or Loss Event, the amount of such excess shall constitute Net Cash Proceeds), (ii) all out-of-pocket fees and expenses incurred in connection with such transaction or event and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of that is pari passu to or senior in ranking to the Liens on such asset created by the Loan Documents, which Indebtedness is required to be repaid in connection with such transaction or event, and (b) with respect to any issuance or incurrence of Indebtedness by the Company or any of its Subsidiaries, the gross cash proceeds received by the Company or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Obligors to any of the Lenders, the Administrative Agent, any of the Issuing Lenders or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Hedge Banks under any Hedging Agreement or to the Banking Services Providers under any Banking Services Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred under any Loan Document or any of the Letters of Credit or other instruments at any time evidencing any thereof; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

“Obligors” means the Borrowers and the Guarantors.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or grant of a participation (other than an assignment under Section 2.18(b)).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event.

“Participant” has the meaning set forth in Section 10.04(e).

“Participant Register” has the meaning set forth in Section 10.04(e).

“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)Liens imposed by law for taxes, assessments and governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 6.04;

(c)pledges and deposits made in the ordinary course of business in connection with workers’ compensation, health, welfare, disability or employee benefits, unemployment insurance and other social security laws or regulations; provided that, for the avoidance of doubt, in no case shall a Lien under ERISA be considered a Permitted Encumbrance;

(d)Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)any interest or title of a lessor under any lease entered into by the Company or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(h)licenses, sublicenses, leases and subleases granted to third parties in the ordinary course that do not materially interfere with the ordinary conduct of business by the Company or any Subsidiary;

(i)Liens arising from the filing of precautionary UCC financing statements regarding operating leases;

(j)Liens arising out of the consignment or similar arrangement for the sale of goods entered into in the ordinary course of business;

(k)set-off, charge-back and other statutory or common law rights of depository and collection banks and other regulated financial institutions with respect to money or instruments of the Company or its Subsidiaries on deposit with or in the possession of such institutions;

(l)Liens arising under any indenture governing Indebtedness solely in favor of the trustee named therein for its own benefit (and not for the benefit of the holders of any such Indebtedness);

(m)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(n)deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(o)Liens on equipment of the Company or any Subsidiary granted in the ordinary course of business to the Company’s or such Subsidiary’s client at which such equipment is located;

(p)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(q)zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(r)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business;

(s)Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(t)Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any member state of the European Union and rated at least investment grade, in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and rated, at such date of acquisition, A-2 or better by Standard & Poor’s Ratings Services or P-2 or better by Moody’s Investors Service, Inc.;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Foreign Currency (other than euros), the principal financial center where such currency is cleared and settled, as reasonably determined by the Administrative Agent and notified to the Company prior to any relevant payment date (it being understood that such principal financial center shall mean London, England unless otherwise notified by the Administrative Agent).

“Purchase Price” means, with respect to any Acquisition, the aggregate consideration, whether cash, property or securities (including, without duplication, any Indebtedness incurred pursuant to Section 7.01), paid or delivered by the Company and its Subsidiaries (but excluding any fees or expenses payable) in connection with such Acquisition.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Dates” means the last Business Day of January, April, July and October in each year, the first of which shall be the first such day after the date hereof.

“Register” has the meaning set forth in Section 10.04(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Replacement Rate” has the meaning assigned thereto in Section 2.13(c).

“Required Lenders” means, at any time, Lenders having outstanding Term Loans, Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the total Term Loans, Revolving Credit Exposures and unused Revolving Credit Commitments at such time, subject to the provisions of Section 2.20.

“Required Revolving Credit Lenders” means, at any time, Lenders having outstanding Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Credit Commitments at such time, subject to the provisions of Section 2.20.

“Required Term Lenders” means, at any time, Lenders having outstanding Term Loans, representing more than 50% of the sum of the total Term Loans at such time, subject to the provisions of Section 2.20.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Company or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Company or any Subsidiary; provided that Restricted Payments shall not include dividends or distributions by the Company payable in Capital Stock of the Company or in options, warrants or other rights to purchase such Capital Stock.

“Revolving Credit”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08(b), (b) increased from time to time pursuant to Section 2.08(e), and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Revolving Credit Commitment is set forth on Schedule 1.01, or in the Assignment and Acceptance (or in any confirmation or agreement of a Lender under Section 2.08(e)) pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.  Except where the context otherwise dictates, references herein and in the other Loan Documents to Revolving Credit Commitment shall include any applicable Extended Revolving Credit Commitment.

“Revolving Credit Commitment Increase” has the meaning set forth in Section 2.08(e)(i).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.01 and all such revolving loans collectively as the context requires.  Except where the context otherwise dictates, references herein and in the other Loan Documents to Revolving Credit Loans shall include any applicable Extended Revolving Credit Loans.

“Revolving Credit Maturity Date” means the earliest to occur of (a) January 2, 2024, (b) the date of termination of the entire Aggregate Commitment by the Borrower pursuant to Section 2.08 and (c) the date of termination of the Revolving Credit Commitments pursuant to Article VIII.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Sanctioned Country” means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, as of the Effective Date, Cuba, Iran, North Korea, Sudan, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) any Person operating, organized or resident in a Sanctioned Country, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Security and Pledge Agreement” means the Security and Pledge Agreement substantially in the form of Exhibit B between the Administrative Agent and each Obligor from time to time party thereto, entered into pursuant to Section 5.01(e), together with all joinder agreements and other supplements thereto, in each case, in form and substance satisfactory to the Administrative Agent.

“Senior Leverage Ratio” means, as at any date, the ratio of (a) Consolidated Funded Indebtedness, in each case, that is secured by a Lien on any assets of the Company or its Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

“Security Documents” means, collectively, the Security and Pledge Agreement, each other pledge, security or similar agreement entered into pursuant hereto in favor of the Administrative Agent, and all Uniform Commercial Code financing statements and/or other filings, registrations or the like required by the terms of any such agreement to be made with respect to the security interests in personal property created pursuant thereto.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value (on a going concern basis) of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Representations” means representations and warranties set forth in (or substantially similar to) Sections 4.01(a), 4.01(b) and 4.02 (in each case relating to the entering into and performance of such transaction), 4.04(c) (as of the date of such transaction), 4.08, 4.12 and 4.16(b) (with respect to the use of proceeds of any Loan on the date of such transaction).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Services Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal.  Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the Board.  Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership, association or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, association or other entity are, as of such date, owned or Controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Borrower” means each Subsidiary of the Company that becomes a “Subsidiary Borrower” after the date hereof pursuant to Section 2.19, in each case so long as such entity shall remain a Subsidiary Borrower hereunder.

“Subsidiary Borrower Designation Letter” means a Subsidiary Borrower Designation Letter entered into by the Company and a wholly-owned Subsidiary of the Company pursuant to Section 2.19(a), pursuant to which such Subsidiary shall (subject to the terms and conditions of Section 2.19) be designated as a Borrower, substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

“Subsidiary Borrower Sublimit” means $100,000,000.

“Subsidiary Borrower Termination Letter” has the meaning set forth in Section 2.19(c).

“Subsidiary Guarantor” means each of the Subsidiaries of the Company identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of the Company that becomes a “Subsidiary Guarantor” after the date hereof pursuant to Section 6.09.

“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Wells Fargo, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Subsidiary Borrower” means CMBX C.V. (but effective only upon the designation of CMBX C.V. as a Borrower pursuant to Section 2.19).

“Synthetic Lease” means a lease of property or assets by the Company or any Subsidiary with any Person (other than the Company or any Subsidiary) designed to permit the lessee (a) to claim depreciation and amortization on such property or assets under U.S. tax law and (b) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“TARGET2 Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Lender” means any Lender with outstanding Term Loans.

“Term Loan Maturity Date” means the first to occur of (a) January 2, 2024, and (b) the date of acceleration of the Term Loans pursuant to Article VIII.

“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and Extended Term Loans and “Term Loan” means any of such Term Loans.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the consummation of the Avista Acquisition, the refinancing of the Existing Credit Agreement and the payment of fees and expenses in connection therewith.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or (in the case of Swingline Loans only) a Daily LIBO Rate.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Withdrawal Liability” means liability to a Multiemployer Plan as result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Credit Loan”), by Type (e.g., an “ABR Loan”) or by Class and Type (e.g., an “ABR Revolving Credit Loan’).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”), by Type (e.g., an “ABR Borrowing”) or by Class and Type (e.g., an “ABR Revolving Credit Borrowing”).  Loans and Borrowings may also be identified by currency.

Section 1.03    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04    Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

Section 1.05    Currencies; Currency Equivalents; Provisions Relating to European Monetary Union.  (a)  At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the date hereof.  Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Revolving Credit Commitments, (ii) the aggregate unutilized amount of the Revolving Credit Commitments and (iii) the aggregate outstanding principal amount of Borrowings, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term “Interest Period”).

(b)Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Dollar Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency), as determined by the Administrative Agent.

(c)Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euros or such National Currency, such party shall be entitled to pay or repay such amount either in euros or in such National Currency.  If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor.  Without prejudice to the respective liabilities of the Company to the Lenders and the Lenders to the Company under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the date hereof; provided that the Administrative Agent shall provide the Company and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Company and the Lenders an opportunity to respond to such proposed change.

(d)For purposes of determining compliance with any Dollar-denominated restriction in Article VII, the Dollar-equivalent amount of any Indebtedness, Lien, Disposition, Investment or Restricted Payment denominated in a Foreign Currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, and on the date any Lien, Disposition, Investment or Restricted Payment was incurred or made; provided that if any Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a Foreign Currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction on Indebtedness to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction on Indebtedness shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of, and accrued and unpaid interest on, the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount) incurred in connection with such refinancing.

Section 1.06    Status of Obligations.  In the event that the Company or any other Obligor shall at any time issue or have outstanding any Subordinated Indebtedness, the Company shall take or cause such other Obligor to use its best efforts to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness.  Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.07    Limited Conditionality Acquisitions.  In the event that the Company notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Conditionality Acquisition and that the Company wishes to test the conditions to such Acquisition and the availability of the Incremental Term Loans to be used to finance such Acquisition in accordance with this Section, then the following provisions shall apply:

(a)any condition to such Acquisition or such Incremental Term Loans that requires that no Default shall have occurred and be continuing at the time of such Acquisition or the incurrence of such Indebtedness, shall, if agreed to by the Incremental Lenders providing such Incremental Term Loans, be satisfied if (i) no Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition and (ii) no Event of Default under any of clause (a), (b), (h),  (i) or (j) of Article VIII shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith (including such Incremental Term Loans);

(b)any condition to such Acquisition or such Incremental Term Loans that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of such Acquisition or the incurrence of such Incremental Term Loans shall, if agreed to by the Incremental Lenders providing such Incremental Term Loans, be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Conditionality Acquisition as are material to the Incremental Lenders providing such Incremental Term Loans shall be true and correct, but only to the extent that the Company or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and a limitation of the representations hereunder to the Specified Representations), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct at the time of execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Acquisition;

(c)any financial ratio test or condition to such Acquisition or such Incremental Term Loans may upon the written election of the Company be delivered to the Administrative Agent prior to the execution of the definitive agreement for such Acquisition, be tested either (i) upon the execution of the definitive agreement with respect to such Limited Conditionality Acquisition or (ii) upon the consummation of the Limited Conditionality Acquisition and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Conditionality Acquisition and related incurrence of Incremental Term Loans, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.07(c) on or prior to the date of execution of the definitive agreement for such Limited Conditionality Acquisition shall be deemed an election to test the applicable financial ratios under subclause (i) of this Section 1.07(c) if such financial ratio tests are then satisfied; and

(d)except as provided in the next sentence, if the Company has made an election with respect to any Limited Conditionality Acquisition to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket at any time on or following the relevant date of execution of the definitive agreement with respect to such Limited Conditionality Acquisition and prior to the earlier of (i) the date on which such Limited Conditionality Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Conditionality Acquisition is terminated or expires without consummation of such Limited Conditionality Acquisition, such compliance shall be tested on a pro forma basis assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated.  Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Rate and determining whether or not the Company is in compliance with the requirements of Section 7.09 shall, in each case be calculated assuming such Limited Conditionality Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Conditionality Acquisitions such that each of the possible scenarios is separately tested.  Notwithstanding anything to the contrary herein, in no event shall there be more than two Limited Conditionality Acquisitions at any time outstanding (i.e., in respect of which a definitive agreement has been executed but which has not been consummated or terminated).

Section 1.08    Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of the “LIBO Rate”.

Section 1.09    Certain Financial Calculations.  Notwithstanding anything to the contrary in this Agreement, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, any Leverage Ratio test) (any such ratio or test, a “Financial Incurrence Test”) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any Financial Incurrence Test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the Financial Incurrence Test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence.

ARTICLE II

THE CREDITS

Section 2.01    The Revolving Credit Commitments.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans in Dollars or in any Agreed Foreign Currency to the Company and/or any Subsidiary Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in, in each case subject to Section 2.10(b), (a) the Dollar Equivalent of such Revolving Credit Lender’s Revolving Credit Exposure exceeding such Revolving Credit Lender’s Revolving Credit Commitment, (b) the Dollar Equivalent of the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments, (c) the Dollar Equivalent of the total Revolving Credit Exposures in respect of Credit Events that are denominated in Foreign Currencies exceeding the Foreign Currency Sublimit or (d) the Dollar Equivalent of the total Revolving Credit Exposures in respect of Credit Events of the Subsidiary Borrowers exceeding the Subsidiary Borrower Sublimit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

Section 2.02    Loans and Borrowings.

(a)Obligations of Revolving Credit Lenders.  Each Revolving Credit Loan shall be made to any Borrower as part of a Borrowing by such Borrower consisting of Loans of the same currency and Type made by the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.  The failure of any Revolving Credit Lender to make any Loan required to be made by it shall not relieve any other Revolving Credit Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Revolving Credit Lenders are several and no Revolving Credit Lender shall be responsible for any other Revolving Credit Lender’s failure to make Revolving Credit Loans as required.

(b)Type of Loans.  Subject to Section 2.13, each Revolving Credit Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans denominated in a single currency as the relevant Borrower may request in accordance herewith (and each Revolving Credit Borrowing denominated in a Foreign Currency shall be a Eurocurrency Borrowing).  Each Swingline Loan shall be an ABR Loan or a Daily LIBO Rate Borrowing, as applicable.  Each ABR Loan (whether a Revolving Credit Loan or a Swingline Loan) and each Daily LIBO Rate Borrowing made to the Company shall be denominated in Dollars.  Each Daily LIBO Rate Borrowing made to the Swingline Subsidiary Borrower shall be dominated in an Agreed Foreign Currency. Each Revolving Credit Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Revolving Credit Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.13, 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Revolving Credit Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Minimum Amounts; Limitation on Number of Borrowings.  Each Eurocurrency Borrowing shall be in an aggregate amount of $2,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY200,000,000 and (ii) in a Foreign Currency other than Japanese Yen, 2,000,000 units of such currency) or a larger multiple of $500,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY50,000,000 and (ii) in a Foreign Currency other than Japanese Yen, 500,000 units of such currency).  Each Revolving Credit ABR Borrowing shall be in an aggregate amount equal to $250,000 or a larger multiple of $100,000; provided that a Revolving Credit ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).  Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple thereof.  Borrowings of more than one Class, currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty Eurocurrency Borrowings outstanding.

(d)Limitations on Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Revolving Credit Maturity Date, the Term Loan Maturity Date or the Latest Maturity Date, as applicable.

(e)Loans to Dutch Subsidiary Borrowers.  The initial borrowing from any Lender to any Dutch Subsidiary Borrower shall be provided by a Lender that is a Dutch Non-Public Lender.

Section 2.03    Requests for Revolving Credit Borrowings.

(a)Notice by the Borrowers.  To request a Revolving Credit Borrowing, any Borrower shall notify the Administrative Agent of such request (i) by telephone in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Borrowing or (iii) by telephone, in the case of a Revolving Credit ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower.

(b)Content of Borrowing Requests.  Each telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the name of the relevant Borrower;

(ii)the aggregate amount and currency of the requested Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)in the case of a Revolving Credit Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and

(vi)the location and number of such Borrower’s account to which funds are to be disbursed.

(c)Notice by the Administrative Agent to the Revolving Credit Lenders.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Revolving Credit Lender of the details thereof and of the amount of such Revolving Credit Lender’s Revolving Credit Loan to be made as part of the requested Borrowing.

(d)Failure to Elect.  If no election as to the currency of a Revolving Credit Borrowing is specified, then the requested Revolving Credit Borrowing shall be denominated in Dollars.  If no election as to the Type of a Revolving Credit Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing having an Interest Period of one month.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.04    Swingline Loans.

(a)Agreement to Make Swingline Loans.  Subject to the terms and conditions set forth herein, the Company and/or the Swingline Subsidiary Borrower may, from time to time during the Availability Period, request the Swingline Lender, and the Swingline Lender may in its sole discretion agree, to make Swingline Loans to (A) the Company in Dollars and (B) the Swingline Subsidiary Borrower in any Agreed Swingline Foreign Currency, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made to either the Company or to the Swingline Subsidiary Borrower exceeding the Dollar Equivalent of $20,000,000, (ii) the Dollar Equivalent of the total Revolving Credit Exposures exceeding the Aggregate Commitment, (iii) the Dollar Equivalent of the total Revolving Credit Exposures in respect of Credit Events hereunder that are denominated in Foreign Currencies exceeding the Foreign Currency Sublimit or (iv) the Dollar Equivalent of the total Revolving Credit Exposures in respect of Credit Events of Subsidiary Borrowers exceeding the Subsidiary Borrower Sublimit; provided that no Swingline Loan shall be used to refinance an outstanding Swingline Loan; provided, further, that the Swingline Lender at its option may make any Swingline Loan to the Swingline Subsidiary Borrower by causing any domestic or foreign branch or Affiliate of the Swingline Lender to make such Swingline Loan; provided that any exercise of such option shall not affect the obligation of the Swingline Subsidiary Borrower to repay such Swingline Loan in accordance with the terms of this Agreement.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Company or the Swingline Subsidiary Borrower may borrow, prepay and reborrow Swingline Loans provided in the sole discretion of the Swingline Lender.  Each Swingline Loan to the Company shall be an ABR Borrowing or a Daily LIBO Rate Borrowing as elected by the Company and denominated in Dollars.  Each Swingline Loan to the Swingline Subsidiary Borrower shall be a Daily LIBO Rate Borrowing denominated in an Agreed Foreign Currency.  Swingline Loans made hereunder shall constitute utilization of the Revolving Credit Commitments.

(b)Notice of Swingline Loans.  To request a Swingline Loan, the Company or the Swingline Subsidiary Borrower shall notify the Administrative Agent of such request (i) in the case of a Swingline Loan to the Company, by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time and (ii) in the case of a Swingline Loan to the Swingline Subsidiary Borrower, by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the Swingline Subsidiary Borrower) not later than 11:00 a.m., New York City time, one Business Day before the date of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify for the requested Swingline Loan the requested borrowing date (which shall be a Business Day), the amount, the Type and (in the case of a Swingline Loan to the Swingline Subsidiary Borrower) the currency and the Interest Period to be applicable thereto.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company or the Swingline Subsidiary Borrower.  The Swingline Lender shall make each Swingline Loan available to the relevant Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender or as otherwise instructed by such Borrower (or, in the case of a Swingline Loan made to finance the reimbursement by the Company of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)Participations by Lenders in Swingline Loans.  The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans and the currency thereof in which Revolving Credit Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans and the currency thereof.  Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph for Swingline Loans denominated in Dollars and within one Business Day after receipt of such notice for Swingline Loans denominated in an Agreed Swingline Foreign Currency, to pay to the Administrative Agent, for account of the Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans in the relevant currency.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders.  The Administrative Agent shall notify the relevant Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from any Borrower in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company or the Swingline Subsidiary Borrower of any default in the payment thereof.

Section 2.05    Letters of Credit.

(a)General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, any Borrower may request (for its own account or for the account of any of the Company’s Subsidiaries) an Issuing Lender to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars or in any Agreed Foreign Currency for its own account in such form as is acceptable to the applicable Issuing Lender in its reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

(b)Notice of Issuance, Amendment, Renewal or Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), any Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

If requested by the applicable Issuing Lender, the relevant Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the relevant Borrower to, or entered into by such Borrower and/or the Company with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, and in each case subject to Section 2.10(b), (i) the Dollar Equivalent of the aggregate LC Exposure of each Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $75,000,000, (ii) the Dollar Equivalent of the aggregate Revolving Credit Exposures shall not exceed the Aggregate Commitment, (iii) the Dollar Equivalent of the aggregate Revolving Credit Exposures in respect of Credit Events that are denominated in Foreign Currencies shall not exceed the Foreign Currency Sublimit, (iv) the Dollar Equivalent of the aggregate Revolving Credit Exposures in respect of Credit Events of the Subsidiary Borrowers shall not exceed the Subsidiary Borrower Sublimit and (v) the LC Exposure of any Issuing Lender shall not exceed its LC Commitment.

(d)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit which had an original expiration date twelve months after the date of the issuance thereof and which has been renewed or extended for one or more additional twelve-month periods, the date that is twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

(e)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of any Issuing Lender or the Revolving Credit Lenders, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments.

In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Lender, in Dollars (whether such Letter of Credit is denominated in Dollars or in an Agreed Foreign Currency), such Revolving Credit Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the relevant Borrower or at any time after any reimbursement payment is required to be refunded to the relevant Borrower for any reason.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Credit Lenders.  Promptly following receipt by the

Administrative Agent of any payment from the relevant Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Lender, then to such Revolving Credit Lenders and the applicable Issuing Lender as their interests may appear.  Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve any Borrower of its obligation to reimburse such LC Disbursement.

(f)Reimbursement.  If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit denominated in Dollars issued by it for account of the Company, any Borrower or any of the Company’s Subsidiaries that is a Domestic Subsidiary, the Company or the relevant Borrower shall reimburse the applicable Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the relevant Borrower receives notice of such LC Disbursement; provided that if such LC Disbursement is made in respect of such a Letter of Credit, then the Company or the relevant Borrower, as the case may be, may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with all or any portion of an ABR Revolving Credit Borrowing or a Swingline Loan, as applicable, without regard to minimum and multiple amounts specified in Section 2.02(c) and, to the extent so financed, such Borrower’s obligation to make such payment in respect of such reimbursement obligation shall be discharged and replaced by the resulting ABR Revolving Credit Borrowing or Swingline Loan (or the applicable portion thereof).

If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit issued by it for account of any Borrower denominated in an Agreed Foreign Currency, the Company or the relevant Borrower, as the case may be, shall reimburse the applicable Issuing Lender in respect of such LC Disbursement by paying to the applicable Issuing Lender in the Currency in which such Letter of Credit is denominated an amount equal to such LC Disbursement not later than 12:00 noon, New York City time of the applicable Issuing Lender, on the Business Day immediately following the day that the relevant Borrower receives notice of such LC Disbursement, if such notice is received prior to 5:00 p.m., New York City time of the applicable Issuing Lender or (ii) the Business Day which is two Business Days after the day that the relevant Borrower and the Company receive such notice, if such notice is not received prior to such time.  The applicable Issuing Lender shall promptly notify the Administrative Agent of the amount and date of each such reimbursement.

If the relevant Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Applicable Percentage thereof.

Without limiting any other obligations of any Borrower hereunder, the relevant Borrower hereby agrees to indemnify each Issuing Lender of each Letter of Credit denominated in a Foreign Currency and issued for the account of such Borrower for any and all costs, expenses and losses incurred by it as a result of receiving payment or reimbursement for any LC Disbursement thereunder from any Person in a currency other than the currency in which such Letter of Credit was originally denominated.  Any such amount payable to any Issuing Lender shall be payable within 10 days after written demand by such Issuing Lender.

(g)Obligations Absolute.  Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of such Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by an Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the relevant Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Lender’s, gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:

(i)each Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)each Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)this sentence shall establish the standard of care to be exercised by each Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)Disbursement Procedures.  The applicable Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The applicable Issuing Lender shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the applicable Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse the applicable Issuing Lender and the Lenders with respect to any such LC Disbursement.

(i)Interim Interest.  If an Issuing Lender shall make any LC Disbursement, then, unless the Company or the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company or the relevant Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Credit Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Foreign Currency plus the then effective Applicable Rate with respect to Eurocurrency Loans); provided that if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the applicable Issuing Lender shall be for account of such Lender to the extent of such payment.

(j)Replacement of Issuing Lenders.  Any Issuing Lender may be replaced at any time by written agreement between the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit.

(k)Cash Collateralization.  If either (i) an Event of Default shall occur and be continuing and the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Company shall, or shall cause the Subsidiary Borrowers to, provide cover for LC Exposure pursuant to Section 2.10, the Company shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10, the amount required under Section 2.10 in respect of such LC Exposure; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Obligor described in clause (h) or (i) of Article VIII.  Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Security and Pledge Agreement, and for these purposes the Borrowers hereby grant a security interest to the Administrative Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

(l)Existing Letters of Credit.  The outstanding letters of credit listed on Schedule 2.05(1) issued by any Issuing Lender shall, effective as of the Effective Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Article V, be deemed to be “Letters of Credit” issued hereunder, and as of the Effective Date each Lender shall have a participation interest therein equal to such Lender’s Applicable Percentage of the undrawn face amount of each such Letter of Credit.

Section 2.06    Funding of Borrowings.

(a)Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time,

to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated in the applicable Borrowing Request; provided that ABR Revolving Credit Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Lender.

(b)Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then each of the applicable Lender and the Company severally agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of the Company, the interest rate applicable at the time to the Loans composing such Borrowing.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07    Interest Elections.

(a)Elections by the Borrowers for Borrowings.  The Loans constituting each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request.  Thereafter, the relevant Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided that (i) a Borrowing denominated in one currency may not be continued as, or converted to, a Borrowing in a different currency, (ii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Credit Exposures would exceed the Aggregate Commitment, and (iii) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type.  The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)Notice of Elections.  To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars to any Borrower or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 or 2.21, as applicable, if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

(c)Content of Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 or 2.21, as applicable:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).

(d)Notice by the Administrative Agent to the Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)Failure to Elect; Events of Default.  If any Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (A) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (B) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at end of the Interest Period therefor and (C) no outstanding Eurocurrency Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month’s duration.

Section 2.08    Termination and Reduction of the Revolving Credit Commitments; Incremental Increases.

(a)Scheduled Termination.  Unless previously terminated, the Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.

(b)Voluntary Termination or Reduction.  The Company may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is $2,000,000 or a larger multiple of $1,000,000 and (ii) the Company shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Aggregate Commitment.

(c)Notice of Voluntary Termination or Reduction.  The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days (or such shorter period as the Administrative Agent may agree) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)Effect of Termination or Reduction.  Any termination or reduction of the Revolving Credit Commitments shall be permanent.

(e)Incremental Increases.

(i)Request for Increase.  At any time after the Effective Date, upon written notice to the Administrative Agent, the Company may, from time to time, request one or more increases in the Revolving Credit Commitments (each, a “Revolving Credit Commitment Increase”) and/or one or more incremental term loans (each, an “Incremental Term Loan” and, together with any Revolving Credit Commitment Increases, the “Incremental Increases”); provided that (A) the aggregate principal amount of all Incremental Increases incurred hereunder during the term of this Agreement shall not exceed the Incremental Facilities Limit and (B) any such request for an increase shall be in a minimum amount of $10,000,000 for any Incremental Term Loan and $5,000,000 for any Revolving Credit Commitment Increase or, if less, the remaining amount permitted pursuant to the foregoing clause (A).

(ii)Incremental Lenders.  Each notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Increase.  Incremental Increases may be provided by any existing Lender or by any other Persons (each, an “Incremental Lender”) who will become Lenders in connection therewith; provided that the Administrative Agent, each Issuing Lender and the Swingline Lender shall have consented (not to be unreasonably withheld or delayed) to such Incremental Lender’s providing such Incremental Increases to the extent any such consent would be required under Section 10.04(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Incremental Lender.  Each proposed Incremental Lender may elect or decline, in its sole discretion, and shall notify the Administrative Agent whether it agrees, to provide an Incremental Increase and, if so, whether by an amount equal to, greater than or less than requested.  Any Person not responding within the time period specified by the Administrative Agent shall be deemed to have declined to provide an Incremental Increase.

(iii)Increase Effective Date and Allocations.  The Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Increase.  The Administrative Agent shall promptly notify the Company and the Incremental Lenders of the final allocation of such Incremental Increases (limited in the case of the Incremental Lenders to their own respective allocations thereof) and the Increase Effective Date.

(iv)Conditions to Effectiveness of Incremental Increase.  Subject to the terms of Section 1.07, any Incremental Increase shall become effective as of such Increase Effective Date; provided that:

(A)no Default shall exist on such Increase Effective Date immediately prior to or after giving effect to such Incremental Increase or the making of any Credit Event on the Increase Effective Date pursuant thereto;

(B)all of the representations and warranties set forth in Article IV shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) as of such Increase Effective Date, or if such representation speaks as of an earlier date, as of such earlier date;

(C)the Administrative Agent shall have received from the Company evidence demonstrating pro forma compliance with the financial covenants set forth in Section 7.09 based on the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.01 after giving effect to such Incremental Increase (assuming that the entire applicable Incremental Term Loan and any Revolving Credit Commitment Increase to become effective on such Increase Effective Date are fully funded on such Increase Effective Date) and the use of proceeds thereof (including any Acquisition or prepayment of Indebtedness); and

(D)the Administrative Agent shall have received from the Company, any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Obligor authorizing such Incremental Increase) reasonably requested by Administrative Agent in connection with any such transaction.

(v)Terms of Incremental Increase.

(A)Each Incremental Increase shall constitute Obligations and will be guaranteed by the Guarantors and secured on a pari passu basis with the other Obligations;

(B)in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Incremental Amendment):

(1)such Incremental Term Loan may be made, at the option of the Company, either by increasing an existing tranche of Term Loans with the same terms (including pricing) as the existing tranche of Term Loans or creating a new tranche of term loans under this Agreement; provided that the maturity of any such Incremental Term Loan shall not be earlier than the then Latest Maturity Date of the applicable Term Loan and the weighted average life to maturity of any such Incremental Term Loan shall not be shorter than the remaining weighted average life to maturity of such latest maturing Term Loans (without giving effect to any prepayment of such latest maturing Term Loans);

(2)the upfront fees, Applicable Rate, pricing grid, if applicable, mandatory prepayments, and amortization, if applicable, for any new tranche of Incremental Term Loan shall be determined by the applicable Incremental Lenders and the Company; and

(3)except as provided above, all other terms and conditions applicable to any Incremental Term Loan to the extent not consistent with the Initial Term Loan, will be determined by the Company and the Incremental Lenders providing such Incremental Term Loan; provided that such other terms, taken as a whole, shall not be materially more favorable to the Incremental Lenders under any Incremental Term Loan than such other terms and conditions, taken as a whole, under the Initial Term Loan or such terms shall be added for the benefit of the Initial Term Loan;

(C)in the case of each Revolving Credit Commitment Increase (the terms of which shall be set forth in the relevant Incremental Amendment):

(1)each such Revolving Credit Commitment Increase shall have the same terms, including maturity, Applicable Rate and commitment fees (other than any arrangement, closing or similar fees), as the Revolving Credit Commitments; provided that the Applicable Rate or commitment fees applicable to any Revolving Credit Commitment Increase (as determined by the Administrative Agent) may be higher than the Applicable Rate or commitment fees applicable to the Revolving Credit Commitments if the Applicable Rate or commitment fees applicable to the Revolving Credit Commitments are increased to equal the Applicable Rate and commitment fees applicable to such Revolving Credit Commitment Increase; and

(2)the outstanding Revolving Credit Loans and Applicable Percentages of Swingline Loans and LC Exposure will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Credit Commitment Increase) in accordance with their revised Applicable Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Revolving Credit Commitment Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Company shall pay any and all costs required pursuant to Section 2.15 in connection with such reallocation as if such reallocation were a repayment).

(vi)Incremental Amendments.  Each such Incremental Increase shall be effected pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Obligors, the Administrative Agent and the applicable Incremental Lenders, which Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Company and the Administrative Agent, to effect the provisions of this Section 2.08(e).

(vii)Use of Proceeds.  The proceeds of any Incremental Increase may be used by the Company and its Subsidiaries for working capital and other general corporate purposes, including the financing of Acquisitions and other Investments and any other use not prohibited by this Agreement.

Section 2.09Repayment of Loans; Evidence of Debt.

(a)Repayment of Revolving Credit Loans and Swingline Loans.

(i)Each Borrower hereby unconditionally promises to pay on the Revolving Credit Maturity Date to the Administrative Agent for account of the Lenders the outstanding principal amount of the Revolving Credit Loans made to such Borrower.

(ii)The Company and the Swingline Subsidiary Borrower (as applicable) hereby unconditionally promise to pay (A) (in the case of Swingline Loans made to the Company) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by it on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such

Swingline Loan is made and (B) (in the case of Swingline Loans made to the Swingline Subsidiary Borrower) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by it on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made.

(b)Maintenance of Records by Lenders.  Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts and currency of principal and interest payable and paid to such Lender from time to time hereunder.

(c)Maintenance of Records by the Administrative Agent.  The Administrative Agent shall maintain the Register in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and currency of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount and currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.

(d)Effect of Entries.  The entries made in the records maintained pursuant to paragraphs (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligation recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)Promissory Notes.  Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note of such Borrower substantially in the form of Exhibit H.  In such event, such Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

Section 2.10Prepayment of Revolving Credit Loans.

(a)Optional Prepayments.  Each Borrower shall have the right, without premium or penalty (but subject to break funding payments required by Section 2.15), at any time and from time to time to prepay any Revolving Credit Loans and Swingline Loans in whole or in part, subject to the requirements of this Section.

(b)Mandatory Prepayments in respect of Currency Fluctuation.

(i)Determination of Amount Outstanding.  On each Currency Valuation Date, the Administrative Agent shall determine the aggregate Revolving Credit Exposure (including the Dollar Equivalent of any portion thereof that is denominated in Foreign Currencies).  For the purpose of this determination, the outstanding principal amount of any Revolving Credit Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Revolving Credit Loan, determined as of the relevant Currency Valuation Date.  Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Company thereof.

(ii)Prepayment.  If on the date of any determination,(I) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Equivalent of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Currency Valuation Date with respect to each such Credit Event) exceeds the Aggregate Commitment, (B) the sum of the aggregate principal Dollar Equivalent of all of the Revolving Credit Exposures in respect of Credit Events hereunder that are denominated in Foreign Currencies (the “Foreign Currency  Exposure”) (so calculated) exceeds the Foreign Currency Sublimit or (C) the sum of the aggregate principal Dollar Equivalent of all of the Revolving Credit Exposures in respect of Credit Events hereunder to the Subsidiary Borrowers (the “Subsidiary Borrower Exposure”) (so calculated) exceeds the Subsidiary Borrower Sublimit or (II) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Equivalent of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Commitment, (B) the Foreign Currency Exposure exceeds 105% of the Foreign Currency Sublimit or (C) the Subsidiary Borrower Exposure exceeds 105% of the Subsidiary Borrower Sublimit, the Company shall, and shall cause the Subsidiary Borrowers to, if requested by the Required Lenders (through the Administrative Agent), within five (5) Business Days after receipt of notice from the Administrative Agent of such request, prepay the Revolving Credit Loans and Swingline Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)) in such amounts as shall be necessary so that after giving effect thereto (x) the aggregate Revolving Credit Exposure (so calculated) does not exceed the Aggregate Commitment, (y) the Foreign Currency Exposure does not exceed the Foreign Currency Sublimit and (z) the Subsidiary Borrower Exposure does not exceed the Subsidiary Borrower Sublimit, as applicable.

Any prepayment pursuant to this paragraph shall be applied, first, to Swingline Loans outstanding, second, to Revolving Credit Loans outstanding and third, as cover for LC Exposure.

(c)Notices, Etc.  The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any prepayment of Revolving Credit Loans and Swingline Loans hereunder (i) in the case of prepayment of a Eurocurrency Borrowing in Dollars, by telephone (confirmed by telecopy) not later than 12:00 noon, New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of a Eurocurrency Borrowing in a Foreign Currency, by telephone (confirmed by telecopy) not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, (iii) in the case of prepayment of an ABR Borrowing, by telephone (confirmed by telecopy) not later than 12:00 noon, New York City time, on the date of prepayment or (iv) (A) in the case of prepayment of a Swingline Loan made to the Company, by telephone (confirmed by telecopy) not later than 2:00 p.m., New York City time on the date of prepayment and (B) in the case of prepayment of a Swingline Loan made to the Swingline Subsidiary Borrower, by irrevocable written notice not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15.  If the relevant Borrower fails to make a timely selection of the Borrowing or Borrowings to be prepaid, such prepayment shall be applied, first, to pay any outstanding ABR Borrowings of such Borrower and, second, to other Borrowings of such Borrower in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

Section 2.11    Fees.

(a)Commitment Fee.  The Company agrees to pay to the Administrative Agent for account of each Revolving Credit Lender a commitment fee, which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Revolving Credit Maturity Date; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the commitment fee.  Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments terminate and the Revolving Credit Maturity Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)Letter of Credit Fees.  Each Borrower that is an account party in respect of any Letter of Credit agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to such Revolving Credit Lender’s participations in each such Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurocurrency Loans on the average daily amount of such Revolving Credit Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Credit Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure, and (ii) such other fees payable in the amounts and at the times as may be separately agreed upon between the Company and each Issuing Lender, as well as the applicable Issuing Lender’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Revolving Credit Maturity Date and any such fees accruing after the Revolving Credit Maturity Date shall be payable on demand.  Any other fees payable to the applicable Issuing Lender pursuant to this paragraph shall be payable within 10 days after written demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Participation fees and fronting fees in respect of Letters of Credit, whether denominated in Dollars or in a Foreign Currency, shall be paid in Dollars.

(c)Administrative Agent Fees.  The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)Payment of Fees.  Except as set forth in Section 2.11(b), all fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to each applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Credit Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

Section 2.12    Interest.

(a)ABR Loans.  The Loans (other than Swingline Loans) constituting each ABR Borrowing (other than any Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

(b)Eurocurrency Loans.  The Loans (other than Swingline Loans) constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

(c)Swingline Loans.  The Swingline Loans shall bear interest at a rate per annum equal to, in the case of a Swingline Loan to the Company (i) the Alternate Base Rate plus the Applicable Rate, or (ii) the Daily LIBO Rate plus the Applicable Rate, as elected by the Company.

(d)Default Interest.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Revolving Credit Maturity Date, the Term Loan Maturity Date or Latest Maturity Date, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(f)Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), (ii) interest on all Loans denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case of clauses (i) and (ii) shall be payable for the actual number of days elapsed (including the first day but excluding the last day), and (iii) interest on all Loans denominated in all Agreed Foreign Currencies (other than euros, Pounds Sterling, Japanese Yen and Swedish Krona) shall be computed in accordance with market practice.  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13    Alternate Rate of Interest; Illegality.

(a)Determination of Interest Rates.  Unless and until a Replacement Rate is implemented in accordance with clause (c) below, if prior to the commencement of the Interest Period for any Eurocurrency Borrowing (the currency of such Borrowing herein called the “Affected Currency”):

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective and (A) if the Affected Currency is Dollars, such Borrowing (unless prepaid) shall be continued as, or converted to, an ABR Borrowing and (B) if the Affected Currency is a Foreign Currency, such Borrowing shall be prepaid, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective.

(b)Illegality.  If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) fund or maintain its participation in any Loan or (iii) issue, make, maintain, fund or charge interest or fees, in each case of clauses (i) through (iii) above solely with respect to any Loan or Letter of Credit to any Subsidiary Borrower that is a Foreign Subsidiary, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any Loan or Letters of Credit to such Subsidiary Borrower that is a Foreign Subsidiary shall be suspended, and to the extent required by applicable law, cancelled.  Upon receipt of such notice, the Obligors shall, (A) repay such Person’s participation in the Loans or other applicable Obligations owing by such Subsidiary Borrower that is a Foreign Subsidiary on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable law) and (B) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

(c)Alternate Rate of Interest.  Notwithstanding anything to the contrary in Section 2.13(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 2.13(a)(i) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Company and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 2.13(a)(i), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B)

the Required Lenders (either directly or through the Administrative Agent) notify the Company that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Company, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.13(c).  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.02), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects).  To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

Section 2.14    Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for account of, or advances, loans or other credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Lender;

(ii)impose on any Lender or any Issuing Lender or the London interbank market or the Stockholm interbank market any other condition, cost or expense (other than taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payments to be made by or on account of any obligation of the Company or any Subsidiary Borrower hereunder or under any Loan Documents to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) through (f) of the definition of “Excluded Taxes” and (C) Connection Income Taxes);

and the result of any of the foregoing shall be to increase the cost to such Person of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), by an amount which such Person deems in its sole discretion to be material, then, subject to the delivery of a certificate contemplated by paragraph (c) below, the Company will pay to such Person in Dollars, such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then, subject to the delivery of a certificate contemplated by paragraph (c) below, from time to time the Company will pay to such Lender or such Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)Certificates from Lenders.  A certificate of a Lender or an Issuing Lender setting forth in reasonable detail the amount or amounts, in Dollars, necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraphs (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 20 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or any Issuing Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15    Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan prior to the last day of an Interest Period therefor (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10 or 2.21(d)), (b) the conversion of any Eurocurrency Loan prior to the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) or 2.21(d), as applicable, and is revoked in accordance herewith) (other than as a result of Section 2.13), or (d) the assignment as a result of a request by the Company pursuant to Section 2.18(b) of any Eurocurrency Loan prior to the last day of an Interest Period therefor, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the duration of the Interest Period that would have resulted from such borrowing) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such currency for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such currency from other banks in the eurocurrency market at the commencement of such period.  A certificate of any Lender setting forth in reasonable detail the basis for and calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

Section 2.16    Taxes.

(a)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if any Borrower or applicable withholding agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or applicable withholding agent shall make such deductions and (iii) such Borrower or applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)Payment of Other Taxes.  Without duplication of other amounts payable by any Borrower under this Section, each Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent reimburse it for the payment of, Other Taxes.

(c)Indemnification by the Borrowers.  Each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto; provided that upon the request, and at the sole expense of, any Borrower, the Administrative Agent, such Lender or such Issuing Lender, as the case may be, shall reasonably afford such Borrower the opportunity to contest (at such Borrower’s expense), and reasonably cooperate with such Borrower in contesting, the imposition of any Taxes giving rise to such amount; provided that (i) to the extent that any such Taxes are required by applicable law to be paid prior to commencing any such contest, such Borrower shall pay or reimburse such Taxes whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, (ii) such Borrower shall have confirmed in writing to such Person its obligation to pay such indemnity amounts pursuant to this Agreement, (iii) such Person shall have received at such Borrower’s sole expense an opinion, in a form reasonably satisfactory to such Person, of independent tax counsel selected by such Borrower and reasonably acceptable to such Person to the effect that there exists a reasonable basis for such contest, (iv) such Borrower shall reimburse such Person for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with such Borrower in so contesting and (v) nothing in this paragraph (c) shall be construed to require such Person to rearrange its tax affairs other than as it sees fit in its sole discretion or to disclose or provide its tax returns or other information it reasonably considers confidential or proprietary to any Person.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Company by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

(d)Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by the Company or any Subsidiary Borrower to a Governmental Authority, the Company or such Subsidiary Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)U.S. Law Exemptions; Required Certificates.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Company or any Subsidiary Borrower that is a Domestic Subsidiary is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Company, any Subsidiary Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company, such Subsidiary Borrower or the Administrative Agent as will enable the Company, such Subsidiary Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(e)(ii)(A), (ii)(B) and (ii)(C) below and Section 2.16(i)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information currently required by any U.S. federal income tax withholding form shall not be considered prejudicial to the position of the Lender);

(ii)without limiting the foregoing:

(A)any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company, any Subsidiary Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax; provided, however, that if the Lender is a disregarded entity for U.S. federal income tax purposes it shall provide the appropriate withholding form of its owner (together with appropriate supporting documentation);

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company (or any requesting Subsidiary Borrower) and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company, any such Subsidiary Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company or any Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (including any underlying attachments), accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company (or any requesting Subsidiary Borrower) and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company, such Subsidiary Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company, such Subsidiary Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)Foreign Subsidiary Borrower Exemptions; Required Certificates.  If the Administrative Agent or any Lender is entitled to an exemption from or reduction in the rate of the imposition, deduction or withholding of any Tax under the laws of the jurisdiction in which any Subsidiary Borrower that is a Foreign Subsidiary is organized or engaged in business, or any treaty to which such jurisdiction is a party, with respect to payments by such Subsidiary Borrower under this Agreement or any other Loan Document, then the Administrative Agent, such Lender (as the case may be) shall deliver to such Subsidiary Borrower or the relevant Governmental Authority, in the manner and at the time or times prescribed by applicable law or as reasonably requested by the Company (at least 60 days prior to the due date required for submission thereof), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without the imposition, deduction or withholding of such Tax or at a reduced rate; provided that the Administrative Agent, such Lender is legally entitled to complete, execute and deliver such documentation and in its reasonable judgment such completion, execution or submission would not materially prejudice its commercial or legal position or require disclosure of information it considers confidential or proprietary.

(g)Refunds.  If the Administrative Agent, a Lender or an Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any such penalties, interest or other charges attributable to the gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuing Lender, as applicable) to the Administrative Agent, such Lender or such Issuing Lender in the event the Administrative Agent, such Lender or such Issuing Lender is required by applicable laws or court order to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent, any Lender or any Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential or proprietary) to any Borrower or any other Person; provided that upon the request, and at the sole expense of, any Borrower, the Administrative Agent, such Lender or such Issuing Lender, as the case may be, shall reasonably afford such Borrower the opportunity to contest (at such Borrower’s expense), and reasonably cooperate with such Borrower in contesting, the repayment of such refund to such Governmental Authority.

(h)Lender Indemnity.  Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by the Administrative Agent in connection with this Agreement or any Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.16(h) shall be paid within 20 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(i)FATCA.  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code and Treasury Regulation Section 1.1471-3(d), as applicable), such Lender shall deliver to the Administrative Agent and the Company, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Company, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Company as may be necessary for the Administrative Agent, the Company and any Subsidiary Borrower that is a Domestic Subsidiary to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.16(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(j)Defined Terms.  For purposes of this Section 2.16, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

Section 2.17Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)Payments by the Obligors.  Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03, which shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof.  Except as set forth in the definition of “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All amounts owing under this Agreement (including commitment fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under Section 2.15, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars.  Notwithstanding the foregoing, if any Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) or shall fail to pay any reimbursement obligation in respect of any LC Disbursement when due, the unpaid portion of such Loan or reimbursement obligation shall, if such Loan or reimbursement obligation is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal or reimbursement obligation shall be payable on demand; and if any Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars or on any LC Disbursement made pursuant to a Letter of Credit that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

(b)Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)Pro Rata Treatment.  Except to the extent otherwise provided herein: (i) each Revolving Credit Borrowing shall be made from the Lenders, each payment of the commitment fee under Section 2.11 shall be made for account of the Lenders having Revolving Credit Commitments, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.08 shall be applied to the respective Revolving Credit Commitments of the Revolving Credit Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (ii) each Revolving Credit Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Revolving Credit Commitments (in the case of the making of Loans) or their respective Loans that are to be included in such

Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d)Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

(e)Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or an Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due.  In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(f)Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e) or (f), 2.06(b), 2.17(e) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or an Issuing Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(g)Payments in Foreign Currencies by the Administrative Agent Generally.  With respect to the payment of any amount denominated in euros or in a National Currency, the Administrative Agent shall not be liable to the Borrowers or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in euros or in such National Currency, as the case may be) to the account of any Lender in the Participating Member State which the relevant Borrower or such Lender, as the case may be, shall have specified for such purpose.  For the purposes of this paragraph, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in euros or such National Currency.

Section 2.18    Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.14, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay, within 20 days after written demand therefor, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided that such Lender shall use reasonable efforts to notify the Company in advance before incurring such cost or expense which such Lender deems to be material.

(b)Replacement of Lenders.  If (i) any Lender requests compensation under Section 2.14, (ii) the Company is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, (iii) any Lender gives a notice pursuant to Section 2.13(b), (iv) any Lender becomes a Defaulting Lender or (v) any Lender refuses to consent to any amendment, modification or waiver of this Agreement or any other Loan Documents that pursuant hereto or thereto requires the consent of all of the Lenders (or all of the Lenders affected thereby) and has been approved by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, each Issuing Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Section 2.19    Designation of Subsidiary Borrowers.

(a)Designation of Subsidiary Borrowers.  Subject to the terms and conditions of this Section (including paragraph (b) of this Section), the Company may, at any time or from time to time, request that a wholly-owned Subsidiary specified in such notice become a party to this Agreement as a Borrower; provided that each such designation shall be subject to the prior approval of the Administrative Agent and the Lenders (which approval shall not be unreasonably withheld; it being understood and agreed that no such approval shall be required for (i) a Dutch Subsidiary Borrower or (ii) a Subsidiary Borrower that is a Domestic Subsidiary).  The Administrative Agent shall upon receipt of such notice from the Company promptly notify each Lender of the Company’s designation.  Upon such approval and the satisfaction of the conditions specified in paragraph (b) of this Section, such Subsidiary shall become a party to this Agreement as a Borrower hereunder and shall be entitled to borrow Loans or request the issuance of Letters of Credit on and subject to the terms and conditions of this Agreement, and the Administrative Agent shall promptly notify the Lenders of such designation.

(b)Conditions Precedent to Designation Effectiveness.  The designation by the Company of any wholly-owned Subsidiary as a Subsidiary Borrower hereunder shall not become effective until the date on which the Administrative Agent shall have received (for prompt distribution to the Lenders) each of the following documents (each of which shall be satisfactory to the Administrative Agent in form and substance):

(i)Designation Letter.  A Subsidiary Borrower Designation Letter, duly completed and executed by the Company and the relevant Subsidiary, delivered to the Administrative Agent at least 10 Business Days before the date on which such Subsidiary is proposed to become a Subsidiary Borrower (or such shorter period which is acceptable to the Administrative Agent);

(ii)Opinion of Counsel.  If requested by the Administrative Agent, a favorable written opinion (addressed to the Administrative Agent and the Lenders and appropriately dated) of counsel to such Subsidiary satisfactory to the Administrative Agent in the jurisdiction in which such Subsidiary is organized;

(iii)Corporate Documents.  Such documents and certificates as the Administrative Agent may reasonably request (including certified copies of the organizational documents of such Subsidiary and of resolutions of its board of directors (or equivalent governing body) authorizing such Subsidiary becoming a Borrower hereunder, and of all documents evidencing all other necessary corporate or other action required with respect to such Subsidiary Borrower becoming party to this Agreement);

(iv)PATRIOT Act; Beneficial Ownership.  (A) Documentation and other information requested by the Administrative Agent or any Lender in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations and (B) a Beneficial Ownership Certification for each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent requested by the Administrative Agent or any Lender;

(v)Collateral. Except following the occurrence of a Collateral Release Event, such documents, instruments and certificates as the Administrative Agent or its counsel may reasonably request for such Subsidiary Borrower to grant a security interest to the Administrative Agent, for the benefit of the Lenders, in all Collateral (subject to the exceptions specified in the Security and Pledge Agreement) owned by such Subsidiary Borrower; and

(vi)Other Documents.  Such other documents relating thereto as the Administrative Agent or its counsel may reasonably request, which may include other documents that are consistent with conditions for Subsidiary Borrowers set forth in Section 5.01.

(c)Termination of Subsidiary Borrowers.  The Company may, at any time at which a Subsidiary Borrower shall not be an account party with respect to an outstanding Letter of Credit and which shall have no unpaid LC Disbursements or unpaid interest on any LC Disbursements and no Loans or any other amounts hereunder or under any other Loan Documents shall be outstanding to such Subsidiary Borrower, terminate such Subsidiary Borrower as a Borrower hereunder by delivering to the Administrative Agent an executed notice thereof (each a “Subsidiary Borrower Termination Letter”), substantially in the form of Exhibit F.  Any Subsidiary Borrower Termination Letter furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the Lenders and the Issuing Lenders), whereupon all commitments of the Issuing Lenders to issue Letters of Credit for account of such Subsidiary Borrower and all commitments of the Lenders to make Loans to such Subsidiary Borrower and all of rights of such Subsidiary Borrower hereunder shall terminate and such Subsidiary Borrower shall immediately cease to be a Borrower hereunder.  Notwithstanding anything herein to the contrary, the delivery of a Subsidiary Borrower Termination Letter with respect to any Subsidiary Borrower shall not terminate (i) any obligation of such Subsidiary Borrower that remains unpaid at the time of such delivery (including any obligation arising thereafter in respect of such Subsidiary Borrower under Section 2.16) or (ii) the obligations of the Company under Article III with respect to any such unpaid obligations.

Section 2.20    Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11(a);

(b)the Revolving Credit Commitment, Revolving Credit Exposure and outstanding Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c)if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of each applicable Issuing Lender only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(k) for so long as such LC Exposure is outstanding;

(iii)if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the applicable Issuing Lender or any other Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Lender until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related Swingline Exposure or LC Exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Credit Commitments of the non‑Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.20(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21    Term Loan Facility.

(a)Initial Term Loan.  Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Term Loan Lender severally agrees to make the portion of the Initial Term Loan set forth on Schedule 1.01 to the Company on the Effective Date.

(b)Procedure for Advance of Term Loan.  The Company shall request to borrow the Initial Term Loan by written Borrowing Request delivered to the Administrative Agent (i) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing (together with a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Term Loans Lenders in the manner set forth in Section 2.15) or (ii) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the Effective Date; provided that such Borrowing Request may be conditional upon the occurrence of the Effective Date but shall not affect the Company’s obligations under any funding indemnity letter.  Such Borrowing Request shall specify whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing, in the case of a Eurocurrency Borrowing, the Interest Period therefor and the location and number of the Company’s account to which funds are to be disbursed.  Promptly following receipt of the Borrowing Request in accordance with this clause (b), the Administrative Agent shall advise each Term Loan Lender of the details thereof and of the amount of such Term Loan Lender’s Term Loan to be made as part of the requested Borrowing.

(c)Repayment of Initial Term Loan.  The Company shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 2.21(d):

PAYMENT DATE	PRINCIPAL INSTALLMENT
March 31, 2019	$2,500,000
June 30, 2019	$2,500,000
September 30, 2019	$2,500,000
December 31, 2019	$2,500,000
March 31, 2020	$2,500,000
June 30, 2020	$2,500,000
September 30, 2020	$2,500,000
December 31, 2020	$2,500,000
March 31, 2021	$3,750,000
June 30, 2021	$3,750,000
September 30, 2021	$3,750,000
December 31, 2021	$3,750,000
March 31, 2022	$3,750,000
June 30, 2022	$3,750,000
September 30, 2022	$3,750,000
December 31, 2022	$3,750,000
March 31, 2023	$5,000,000
June 30, 2023	$5,000,000
September 30, 2023	$5,000,000
December 31, 2023	$5,000,000
Term Loan Maturity Date	The aggregate outstanding principal of the Initial Term Loan

If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(d)Prepayments of Term Loans.

(i)Optional Prepayments.  The Company shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a notice of prepayment (i) in the case of prepayment of a Eurocurrency Borrowing, by telephone (confirmed by telecopy) not later than 12:00 noon, New York City time, two Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, by telephone (confirmed by telecopy) not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Term Loans or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with the refinancing of all of the Term Loan is conditioned upon the effectiveness of other credit facilities, then such notice of prepayment may be revoked if such condition is not satisfied. Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $2,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied to the outstanding principal installments of the Term Loan set forth in Section 2.21(c) as directed by the Company (absent such direction, in direct order of maturity).  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.12 and (ii) break funding payments pursuant to Section 2.15. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each notice of prepayment.

(ii)Mandatory Prepayments.

(A)Debt Issuances.  The Company shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (D) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any issuance or incurrence of Indebtedness by the Company or any of its Subsidiaries not otherwise permitted pursuant to Section 7.01.  Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such issuance or incurrence of Indebtedness.

(B)Dispositions and Loss Events. The Company shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (D) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Disposition or Loss Event by the Company or any of its Subsidiaries (other than (A) any Disposition of the Company’s Capital Stock in I-Tech AB and (B) any Disposition permitted pursuant to, and in accordance with, clauses (a) through (e) of Section 7.04), to the extent that the aggregate amount of such Net Cash Proceeds exceed $5,000,000 during any fiscal year of the Company.  Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds; provided that, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 2.21(d)(ii)(B) with respect to such portion of such Net Cash Proceeds that the Company shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.21(d)(ii)(C).

(C)Reinvestment Option.  With respect to any Net Cash Proceeds realized or received with respect to any Disposition or Loss Event by the Company or any of its Subsidiaries (in each case, to the extent not excluded pursuant to Section 2.21(d)(ii)(B)), at the option of the Company, the Company or the applicable Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Company and its Subsidiaries within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if the Company or the applicable Subsidiary enters into a bona fide commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, within six (6) months following the end of such twelve (12) months; provided that if the Company or the applicable Subsidiary determines that any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be applied within three (3) Business Days after the Company or the applicable Subsidiary determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.21(d)(ii).  Pending the final application of any such Net Cash Proceeds, the Company or the applicable Subsidiary may invest an amount equal to such Net Cash Proceeds in any manner that is not prohibited by the Credit Agreement.

(D)Notice; Manner of Payment.  Upon the occurrence of any event triggering the prepayment requirement under clauses (A) through (C) above, the Company shall promptly deliver a notice of prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Term Loan Lenders.  Each prepayment of the Term Loans under this Section shall be applied as follows: first, ratably between the Initial Term Loans and (unless otherwise agreed by the applicable Incremental Lenders) any Incremental Term Loans to the next eight scheduled principal installments of the Initial Term Loan and/or any Incremental Term Loans (as applicable) in direct order of maturity and then to the remaining scheduled principal installments of the Initial Term Loan and/or any Incremental Term Loans (as applicable) on a pro rata basis.

(E)Prepayment of Eurocurrency Loans.  Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 2.15; provided that, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Loans is required to be made under this Section 2.21(d)(ii) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.21(d)(ii) in respect of any such Eurocurrency Loan prior to the last day of the Interest Period therefor, the Company may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Company or any other Obligor) to apply such amount to the prepayment of the Term Loans in accordance with this Section 2.21(d)(ii).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Company or any other Obligor) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 2.21(d)(ii).

(F)Foreign Dispositions. Notwithstanding any other provisions of this Section 2.21(d)(ii), (1) to the extent that any or all of the Net Cash Proceeds of any Disposition or Loss Event by a Foreign Subsidiary giving rise to a prepayment event pursuant to this Section 2.21(d)(ii)(B) (a “Foreign Disposition Event”) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 2.21(d)(ii) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, an amount equal to such Net Cash Proceeds permitted to be repatriated will be promptly (and in any event not later than two (2) Business Days after any such repatriation) applied (net of any additional taxes that are or would be payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.21(d)(ii) to the extent otherwise provided herein and (2) to the extent that the Company has reasonably determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition Event would have a material adverse tax consequence with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 2.21(d)(ii) but may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be applied to repay the Term Loans).

(iii)No Reborrowings.  Amounts prepaid under the Term Loan pursuant to this Section 2.21(d) may not be reborrowed.

Section 2.22    Amend and Extend Transactions.

(a)The Company may, by written notice to the Administrative Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Class of Term Loans and/or Revolving Credit Commitments to the extended maturity date specified in such notice.  Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments and/or Term Loans that will be subject to the Extension (which shall be a minimum amount of $5,000,000 and minimum increments of $1,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Company. If the aggregate principal amount of Revolving Credit Commitments or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b)The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article IV and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension, (iii) each Issuing Lender and the Swingline Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period and (iv) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with paragraph (c) of this Section.

(c)The terms of each Extension shall be determined by the Company and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Revolving Credit Maturity Date or the Term Loan Maturity Date, respectively, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the existing Term Loans, (iii) the Extended Revolving Credit Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term Loans and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Borrowers and Guarantors with respect to the existing Revolving Credit Loans or Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) and Extended Term Loans shall be determined by the Company and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swingline Loans, shall be on a pro rata basis with the other Revolving

Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and (vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above) or shall be added for the benefit of the existing class of Revolving Credit Commitments or Term Loans, as applicable.

(d)In connection with any Extension, the Company, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this section.

ARTICLE III

GUARANTEE

Section 3.01    The Guarantee.

(a)The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (other than Obligations of the Company) (such Obligations being herein collectively called the “Company Guaranteed Obligations”).  The Company hereby further agrees that if any Obligor (other than the Company) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Company Guaranteed Obligations owing by such Obligor, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Company Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (such Obligations being herein collectively called the “Subsidiary Guaranteed Obligations” and, together with the Company Guaranteed Obligations, the “Guaranteed Obligations”).  The Subsidiary Guarantors hereby further jointly and severally agree that if any other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Subsidiary Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Subsidiary Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 3.02    Obligations Unconditional.  The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, also to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Guaranteed Obligations or performance of its obligations), it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i)at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with (in each case, in accordance with the terms of this Agreement); or

(iv)any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 3.03    Reinstatement.  The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, in each case, to the extent required by Section 10.03.

Section 3.04    Subrogation.  The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the occurrence of the Latest Maturity Date, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against any Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 3.05    Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

Section 3.06    Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.

Section 3.07    Continuing Guarantee.  The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 3.08    Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

Section 3.09    General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 3.10    Keepwell.  Each Qualified ECP Guarantor (as defined below) hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds and other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Article III and the other Loan Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.10, or otherwise under this Agreement or any other Loan Document, voidable under the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and not for any greater amount).  Subject to Section 3.03, the obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until such Guarantee is released in accordance with this Agreement or such Guarantor’s obligations have been terminated in accordance with this Agreement.  Each Qualified ECP Guarantor intends that this Section 3.10 constitute, and this Section 3.10 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  For purposes of this Section 3.10, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 3.11    Release of Guarantor.  If, in compliance with the terms and provisions of the Loan Documents, any Guarantor ceases to be a Subsidiary as a result of a transaction or designation permitted by this Agreement, such Guarantor shall be automatically released from its obligations under this Agreement (including under Section 10.03) and its obligations to pledge and grant any security interests pursuant to any Security Document and, so long as the Company shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary to effect the release described in this Section 3.11 in accordance with the relevant provisions of the Security Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders that:

Section 4.01    Organization; Powers.  Each of the Company and its Subsidiaries (other than any Immaterial Subsidiary) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except, in the case of clause (b) or (c) above, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.02    Authorization; Enforceability.  The Transactions are within each Obligor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, by all necessary shareholder action.  This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03    Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect or filings to be made with the Securities and Exchange Commission in connection with the Transactions and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any Requirement of Law applicable to the Company or any of its Subsidiaries (other than any Immaterial Subsidiaries), (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries (other than any Immaterial Subsidiaries) or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

Section 4.04    Financial Condition; No Material Adverse Change; Solvency.

(a)Financial Condition.  The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2017, reported on by BDO USA, LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its Subsidiaries as of such date and for such period in accordance with GAAP.

(b)No Material Adverse Change.  Since December 31, 2017, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

(c)Solvency.  After giving effect to the Transactions, the Obligors, taken on a consolidated basis in accordance with GAAP, are Solvent.

Section 4.05    Properties; Intellectual Property.

(a)Property Generally.  Each of the Company and its Subsidiaries (other than any Immaterial Subsidiary) has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, in each case, except where the failure to have such title or other interest could not reasonably be expected to result in a Material Adverse Effect.

(b)Intellectual Property.  Each of the Company and its Subsidiaries (other than any Immaterial Subsidiary) owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any failure to own or be licensed to use or any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.06    Litigation and Environmental Matters.

(a)Actions, Suits and Proceedings.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the actions, suits and proceedings disclosed in Schedule 4.06(a)) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

(b)Environmental Matters.  Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (other than the matters disclosed in Schedule 4.06(b)).

(c)Disclosed Matters.  Except as disclosed in periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, since the date hereof, there has been no change in the status of the actions, suits, proceedings and other matters disclosed in Schedules 4.06(a) and 4.06(b) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.07    Compliance with Laws and Agreements; Absence of Defaults.  Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 4.08    Investment Company Status.  None of the Obligors is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.09    Taxes.  Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 4.10    ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The Company and its ERISA Affiliates have timely made all required contributions with respect to each Plan.

Section 4.11    Disclosure.  The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information (other than the projected financial information, other forward-looking information and information of a general economic or industry specific nature) furnished in writing by or on behalf of the Obligors to the Administrative Agent or the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being understood that such projected financial information and other forward-looking information is subject to significant uncertainties and contingencies, that no assurances can be given that any particular projected financial information and other forward-looking information will be realized and that actual results may vary materially from the projected financial information and other forward-looking information.

Section 4.12    Use of Credit.  Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of any applicable laws.

Section 4.13    Subsidiaries.  Set forth in Schedule 4.13 is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.  As of the date hereof, except as disclosed in Schedule 4.13, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and Permitted Encumbrances), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 4.13, (y) all of the issued and outstanding Capital Stock of each Subsidiary organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to each such Subsidiary.

Section 4.14    Labor Matters.  There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, other than any thereof that (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect.  Hours worked by and payment made to employees of the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law, regulation or order of any Governmental Authority dealing with such matters that (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect.  All payments due from the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company or the relevant Subsidiary.

Section 4.15    Representations and Warranties Affecting Certain Subsidiary Borrowers.  In the case of each Subsidiary Borrower that is a Foreign Subsidiary: (a) no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority that have not been received are necessary for the execution, delivery or performance by such Subsidiary Borrower of the Subsidiary Borrower Designation Letter to which it is a party (if applicable), this Agreement or any other Loan Documents or for the validity or enforceability of any thereof or for the Borrowings (if any) by or other extensions of credit to such Subsidiary Borrower hereunder; (b) to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement against such Subsidiary Borrower, it is not necessary that this Agreement or any other document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of this Agreement, or any other document other than such filings and recordations that have already been made and such stamp or similar taxes that have already been paid; (c) each of this Agreement and the other Loan Documents to which such Subsidiary Borrower is a party is in proper legal form under the law of the jurisdiction of organization of each Subsidiary Borrower for the enforcement thereof against each Subsidiary Borrower, and all formalities required in the jurisdiction of organization of such Subsidiary Borrower for the validity and enforceability of this Agreement and such other Loans Documents (including any necessary registration, recording or filing with any court or other authority in such jurisdiction) have been accomplished, and no Indemnified Taxes or Other Taxes are required to be paid to such jurisdiction, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof; (d) such Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under the Loan Documents, and the execution, delivery and performance of the Loan Documents by such Subsidiary Borrower constitute private and commercial acts rather than public or governmental acts (to the extent that these concepts are applicable under the law of its jurisdiction of organization); and (e) under the laws of the jurisdiction in which such Subsidiary Borrower is located, such Subsidiary Borrower is not entitled to immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit or proceeding, or service of process in connection therewith, arising under the Loan Documents.

Section 4.16    Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a)None of (i) the Company, any Subsidiary, or, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers, employees or Affiliates, or (ii) to the knowledge of the Company or such Subsidiary, any agent or representative of the Company or any Subsidiary that will act in any capacity in connection with or benefit from credit facilities provided for herein, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, (D) has taken any action, that would result in a material violation by such Persons of any Anti-Corruption Laws, or (E) has violated any Anti-Money Laundering Law in any material respect. Each of the Company and its Subsidiaries, and to the knowledge of the Company, each director, officer, employee, agent and Affiliate of the Company and each such Subsidiary, is in compliance with the Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(b)No proceeds of any Credit Event have been used directly, or, to the knowledge of the Company, indirectly, by the Company, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, or (iii) in any manner that would result in a violation of any applicable Sanctions.

Section 4.17    EEA Financial Institutions.  No Obligor is an EEA Financial Institution.

ARTICLE V

CONDITIONS

Section 5.01    Effective Date.  The obligations of the Lenders to make Loans and of each Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or such condition shall have been waived in accordance with Section 10.02):

(a)Executed Counterparts.  This Agreement and each promissory note (if any) issued under Section 2.09(e), and any other applicable Loan Documents, in each case duly authorized, executed and delivered to the Administrative Agent or the applicable Lenders by the parties thereto in full force and effect.

(b)Opinions of Counsel to the Obligors.  An opinion, addressed to the Administrative Agent and the Lenders and dated the Effective Date, of (i) Samantha Hanley, General Counsel of the Company, substantially in the form of Exhibit D-1 and (ii) Ropes & Gray LLP, counsel to the Obligors, substantially in the form of Exhibit D-2.

(c)Corporate Documents.  Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions.

(d)Officer’s Certificate.  A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

(e)Collateral.

(i)Security and Pledge Agreement. The Security and Pledge Agreement duly executed and delivered by the Obligors and the Administrative Agent.

(ii)Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Lenders, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Liens permitted under Section 7.02).

(iii)Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iv)Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Obligors under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in the Collateral owned by such Obligor, indicating among other things that the assets of each such Obligor are free and clear of any Lien (except for Liens permitted under Section 7.02).

(v)Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property and liability insurance covering each Obligor, evidence of payment of all insurance premiums for the current policy year of each policy (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance).

(vi)Intellectual Property. The Administrative Agent shall have received security agreements duly executed by the applicable Obligor for all federally registered copyrights, copyright applications, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.

(f)Projections.  Satisfactory pro forma projections of the Company and its Subsidiaries for fiscal years 2019-2023, together with related assumptions (it being understood that the Administrative Agent acknowledges receipt of such pro forma projections).

(g)PATRIOT Act, etc.

(i)At least five Business Days prior to the Effective Date, the documentation and other information requested by the Administrative Agent from each Obligor at least ten Business Days prior to the Effective Date in order to comply with requirements of any Anti-Money

Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations; and

(ii)Each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification in relation to such Borrower, in each case at least five (5) Business Days prior to the Effective Date.

(h)Avista Acquisition. The Avista Acquisition shall have been consummated substantially concurrently with the funding of the Initial Term Loan in all material respects in accordance with the terms of the Avista Merger Agreement without giving effect to any amendments, waiver, modifications or consent thereunder that is materially adverse to the interests of the Lenders (in their capacities as such) unless approved by each of the Joint Lead Arrangers, such approval not to be unreasonably withheld, conditioned or delayed.

(i)Existing Indebtedness.

(i)All existing Indebtedness of Avista and its Subsidiaries (including all amounts due or outstanding in respect of that certain credit agreement, dated as of July 16, 2018, by and between Avista, as borrower, and Wells Fargo Bank, National Association, as lender, but excluding Indebtedness permitted pursuant to Section 7.01) shall be repaid in full, all commitments (if any) in respect thereof shall have been terminated and all guarantees therefor and security therefor shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release.

(ii)All existing Indebtedness of the Company and its Subsidiaries under the Existing Credit Agreement shall be refinanced.

The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of McGuireWoods LLP, counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company at least two Business Days prior to the Effective Date or are otherwise set forth in a funds flow approved by the Company).  The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 5.02    Each Credit Event.  Subject to Section 1.07, the obligation of each Lender to make any Loan, and of each Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

(a)each of the representations and warranties made by the Company in this Agreement, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c)the Administrative Agent shall have received a Borrowing Request or Letter of Credit request, as applicable.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in the preceding sentence.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all other amounts owing hereunder shall have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted) and all Letters of Credit shall have expired, terminated or been cash collateralized on terms and conditions reasonably satisfactory to the Administrative Agent, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 6.01    Financial Statements and Other Information.  The Company will furnish to the Administrative Agent (and upon receipt thereof the Administrative Agent will promptly furnish to each Lender):

(a)within 100 days after the end of each fiscal year of the Company, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.09 and (iii) setting forth the name of any Subsidiary (other than an Immaterial Subsidiary) formed or acquired during the three-month period ending on the last day of the relevant fiscal quarter or fiscal year and its jurisdiction of organization;

(d)concurrently with any delivery of financial statements under clause (a) of this Section, (i) a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) and (ii) a listing of all Immaterial Domestic Subsidiaries, Immaterial Foreign Subsidiaries and Immaterial Subsidiaries, in each case together with calculations showing compliance with the each of the definitions thereof and the aggregate limits set forth in Sections 6.09(a) and (b);

(e)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally; and

(f)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to clauses (a) and (b) of this Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and upon the request of the Administrative Agent provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 6.01 to the Administrative Agent.

Section 6.02    Notices of Material Events.  The Company will furnish to the Administrative Agent (and upon receipt thereof the Administrative Agent will promptly furnish to each Lender) prompt written notice of the following:

(a)the occurrence of any Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any of its Affiliates that could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $35,000,000;

(c)the occurrence of any ERISA Event  that, alone or together with any other ERISA Events could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $35,000,000;

(d)the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and any violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that could not reasonably be expected to (either individually or in the aggregate) result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $35,000,000; and

(e)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.03    Existence; Conduct of Business.  The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all rights, licenses, permits, privileges and franchises except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

Section 6.04    Payment of Obligations.  The Company will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.05    Maintenance of Properties; Insurance.  Except if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 6.06    Books and Records; Inspection Rights.  The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.  The Company will, and will cause each of its Subsidiaries to (i) not more than once per any fiscal quarter for any Lender or the Administrative Agent (unless any Event of Default shall have occurred and be continuing), permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and (if doing so shall be reasonably related to this Agreement) make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested and (ii) not more than once per any fiscal quarter (unless any Event of Default shall have occurred and be continuing), permit the Administrative Agent or any representatives designated by the Administrative Agent to conduct a comprehensive field audit of its books, records, properties and assets.

Section 6.07    Compliance with Laws.  The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 6.08    Use of Proceeds and Letters of Credit.

(a)The proceeds of the Initial Term Loan will be used to finance the Transactions. The proceeds of the Revolving Credit Loans and Swingline Loans will be used (i) to finance the Transactions and (ii) for the general corporate purposes of the Company and its Subsidiaries (including acquisitions, Investments and Restricted Payments permitted pursuant to the terms hereunder).  No part of the proceeds of any Loan and no Letters of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including, without limitation, Regulations T, U and X.  Letters of Credit will be issued only for general corporate purposes of the Company and its Subsidiaries.

(b)No Borrower will request any Credit Event, and the Company shall not use, and shall ensure that its Subsidiaries shall not use, and shall use its commercially reasonable efforts to ensure that its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Event, directly or to the knowledge of the Company, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed or otherwise approved or not prohibited by the applicable authority imposing such Sanctions, or (iii) in any manner that would result in the violation of any applicable Sanctions.

Section 6.09    Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)Domestic Subsidiary Guarantors.  The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Domestic Subsidiaries of the Company (other than any Immaterial Domestic Subsidiary) are “Subsidiary Guarantors” hereunder.  Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire (including by division) any new Domestic Subsidiary (other than an Immaterial Domestic Subsidiary) after the Effective Date, the Company and its Subsidiaries will cause such new Domestic Subsidiary, promptly but in no event later than 45 days following the formation or acquisition of such new Domestic Subsidiary, as such time period may be extended by the Administrative Agent in its sole discretion, to

(i)become a “Subsidiary Guarantor” hereunder, pursuant to a Guarantee Assumption Agreement,

(ii)except following the occurrence of a Collateral Release Event, grant a security interest in all Collateral (subject to the exceptions specified in the Security and Pledge Agreement) owned by such Domestic Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document,

(iii)deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested (such documents to be substantially consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date),

(iv)except following the occurrence of a Collateral Release Event, if the Capital Stock issued by such Domestic Subsidiary is certificated, deliver to the Administrative Agent such original certificated Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person, and

(v)deliver to the Administrative Agent such updated Schedules to the Security Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary.

Notwithstanding anything herein to the contrary; (A) if at any time either the aggregate tangible assets (determined based on the book value) of Domestic Subsidiaries that are not Subsidiary Guarantors hereunder exceed 5% of the aggregate tangible assets (determined based on the book value) of the Company or the revenues of Domestic Subsidiaries that are not Subsidiary Guarantors hereunder exceed 5% of the consolidated revenues of the Company (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will cause one or more Domestic Subsidiaries that are not then Subsidiary Guarantors to become a Subsidiary Guarantor hereunder pursuant to this Section 6.09(a) so that such condition no longer exists, promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year, as such time period may be extended by the Administrative Agent in its sole discretion, and (B) if at any time any Domestic Subsidiary that is not a Subsidiary Guarantor hereunder shall no longer be an Immaterial Domestic Subsidiary (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will cause such Domestic Subsidiary to become a Subsidiary Guarantor pursuant to this Section 6.09(a), promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year, as such time period may be extended by the Administrative Agent in its sole discretion.

(b)Foreign Subsidiaries.  Except following the occurrence of a Collateral Release Event, the Company will take such action, and will cause each of its Domestic Subsidiaries to take such action, from time to time as shall be necessary to ensure that (i) 66% of the voting Capital Stock of any First-Tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary) of any Obligor and (ii) so long as the pledge thereof could not have any adverse tax consequences for the Company, 100% of all other Capital Stock of such First-Tier Foreign Subsidiary of any Obligor shall be pledged in favor of the Administrative Agent (or a sub-agent thereof) for the benefit of the Lenders, pursuant to the Security and Pledge Agreement.  Without limiting the generality of the foregoing, in the event that the Company or any of its Domestic Subsidiaries that are Obligors shall form or acquire any new First-Tier Foreign Subsidiary (other than an Immaterial Foreign Subsidiary) after the Effective Date, the Company will or cause such Domestic Subsidiary to (except following the occurrence of a Collateral Release Event), comply with the requirements of this Section 6.09(b) promptly but in no event later than 45 days following the formation or acquisition of such Foreign Subsidiary, as such time period may be extended by the Administrative Agent in its sole discretion, and in that connection the Company or such Domestic Subsidiary, as the case may be, shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested (such documents to be substantially consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date).  Notwithstanding anything herein to the contrary; (A) if at any time either the aggregate tangible assets (determined based on the book value) of First-Tier Foreign Subsidiaries the shares of Capital Stock of which have not been pledged pursuant to the Security and Pledge Agreement exceed 5% of the aggregate tangible assets (determined based on the book value) of the Company or the revenues of First-Tier Foreign Subsidiaries the share of Capital Stock of which have not been pledged pursuant to the Security and Pledge Agreement exceeds 5% of the consolidated revenues of the Company (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will, or cause the relevant Domestic Subsidiary that is an Obligor to (except following the occurrence of a Collateral Release Event), pledge the Capital Stock of one or more such First-Tier Foreign Subsidiaries pursuant to this Section 6.09(b) so that such condition no longer exists, promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year, as such time period may be extended by the Administrative Agent in its sole discretion, and (B) if at any time any First-Tier Foreign Subsidiary (the capital stock of which has not been pledged pursuant to the Security and Pledge Agreement) shall no longer be an Immaterial Foreign Subsidiary (as determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter or fiscal year of the Company), the Company will, or cause the relevant Domestic Subsidiary that is an Obligor to (except following the occurrence of a Collateral Release Event), comply with the requirements of this Section 6.09(b) with respect to the Capital Stock of such First-Tier Foreign Subsidiary, promptly but in no event later than 45 days following the delivery of the financial statements of the Company for such fiscal quarter or fiscal year, as such time period may be extended by the Administrative Agent in its sole discretion.

(c)Further Assurances.  The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

Section 6.10    Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation; Anti-Money Laundering Laws and Sanctions.  The Company will (a) maintain in effect and enforce its code of conduct as it relates to compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification directly from the Company of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the

Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 6.11    Post-Closing Matters.  The Company will execute and deliver the documents, take the actions and complete the tasks set forth on Schedule 6.11, in each case within the applicable corresponding time limits specified on such schedule.

ARTICLE VII

NEGATIVE COVENANTS

Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all other amounts owing hereunder have been paid in full (other than contingent indemnification obligations as to which no claim has been asserted) and all Letters of Credit have expired, terminated or been cash collateralized on terms and conditions reasonably satisfactory to the Administrative Agent, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

Section 7.01    Indebtedness.  The Company will not, nor will it permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness created hereunder and under the other Loan Documents;

(b)Indebtedness existing on the date hereof and listed in Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except in an amount equal to any accrued and unpaid interest on such extended, renewed or replaced Indebtedness at the time of such extension, renewal or replacement and any reasonable fees and expenses incurred in connection with such extension, renewal or replacement);

(c)Indebtedness of the Company owing to any Subsidiary or of any Subsidiary owing to the Company or another Subsidiary;

(d)Guarantees by the Company or any Subsidiary of Indebtedness of the Company or any other Subsidiary;

(e)Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $30,000,000 at any time outstanding;

(f)Indebtedness of any Person that becomes a Subsidiary after the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

(g)Indebtedness of the Company or any Subsidiary as an account party or applicant in respect of letters of credit in an aggregate face amount not exceeding $15,000,000 (or its equivalent in other currencies) at any time outstanding;

(h)[reserved];

(i)Indebtedness under Hedging Agreements entered into by the Company or any Subsidiary in the ordinary course of business and not for speculative purposes;

(j)unsecured Indebtedness or unsecured Subordinated Indebtedness incurred by the Company or any Subsidiary; provided that in the case of each incurrence of such Indebtedness, (i) no Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness, (ii) the Leverage Ratio, as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered and determined on a pro forma basis after giving effect to the issuance of any such Indebtedness, does not exceed the maximum Leverage Ratio then permitted under Section 7.09(b) less 0.25, (iii) such Indebtedness does not mature prior to the date that is 91 days after the Latest Maturity Date at the time of the incurrence of such Indebtedness, (iv) if incurred by the Company or any Domestic Subsidiary and subject to guarantees, such Indebtedness is not guaranteed by any Subsidiary that is not an Obligor, (v) if such Indebtedness is Subordinated Indebtedness, (A) it will not have mandatory prepayment or mandatory amortization, redemption, sinking fund or similar prepayments (other than asset sale and change of control mandatory offers to repurchase customary for high-yield debt securities) prior to the date that is 91 days after the Latest Maturity Date at the time of the incurrence of such Indebtedness and (B) any guaranty of such Indebtedness by the Obligors shall be expressly subordinated to the Obligations on terms materially not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness, and (vi) the terms of such Indebtedness (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions (and, if applicable, subordination terms)), taken as a whole, are not materially more restrictive (as determined by Company in good faith) on the Company and its Subsidiaries than the terms and conditions of this Agreement, taken as a whole; and

(k)other Indebtedness not exceeding $30,000,000 in the aggregate at any time outstanding.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.01.  The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP.

Section 7.02    Liens.  The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof; except:

(a)Liens created hereunder or under any of the other Loan Documents;

(b)Permitted Encumbrances;

(c)Liens existing on the date hereof and listed in Schedule 7.02, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount secured thereby, except by an amount equal to any accrued and unpaid interest on such extended, renewed or replaced obligations at the time of such extension, renewal or replacement and any reasonable fees and expenses incurred in connection with such extension, renewal or replacement; provided that (i) no such Lien shall extend to any other property or asset of the Company or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and any extension, renewal or replacement of such obligations that does not increase the outstanding principal amount thereof, except by an amount equal to any accrued and unpaid interest on such extended, renewed or replaced obligations at the time of such extension, renewal or replacement and any reasonable fees and expenses incurred in connection with such extension, renewal or replacement;

(d)any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, except by an amount equal to any accrued and unpaid interest on such extended, renewed or replaced obligations at the time of such extension, renewal or replacement and any reasonable fees and expenses incurred in connection with such extension, renewal or replacement;

(e)Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness of the Subsidiaries permitted by clause (e) of Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(f)[reserved];

(g)Liens securing obligations under Hedging Agreements referred to in Section 7.01(i);

(h)Liens incurred by the Company or any of its Subsidiaries, in addition to Liens incurred under the foregoing clauses (a) through (g) of this Section, on assets other than the Collateral; provided that the aggregate outstanding principal amount of the obligations secured thereby shall not exceed (as to the Company and all Subsidiaries) $30,000,000 at any time outstanding;

(i)the modification, replacement, renewal or extension of any Lien permitted by Section 7.02(d) or (e); provided that (i) (x) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof or (y) to the extent such Lien extends to any additional property, such Lien is permitted under Section 7.02(h) and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.01 (to the extent constituting Indebtedness); and

(j)Liens on assets (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired and (ii) of the Company or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Company or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Acquisition, (B) such Liens do not attach to any other property or assets of the Company or any Subsidiary and (C) the Indebtedness secured by such Liens is permitted under Section 7.01(f) of this Agreement).

Section 7.03    Mergers, Consolidations, etc.  The Company will not, nor will it permit any of its Subsidiaries to, merge or consolidate or amalgamate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or take any other action having a similar effect (including, in each case, pursuant to division), except:

(i)any Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation;

(ii)any Subsidiary may merge into another Subsidiary;

(iii)any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and not materially disadvantageous to the Lenders;

(iv)the Company may merge with any Person (other than a Subsidiary) in a transaction in which the Company is the surviving corporation in connection with a transaction permitted by Section 7.05; and

(v)any merger, consolidation, amalgamation, liquidation, winding up or dissolution of an Obligor pursuant to a division so long as each newly created division becomes an Obligor or the resulting investment in such newly created division would be permitted under Section 7.05.

Section 7.04    Disposition of Assets.  The Company will not, nor will it permit any of its Subsidiaries to, make any Disposition, except:

(a)sales of inventory in the ordinary course of business upon customary credit terms;

(b)any Disposition of scrap or obsolete property, materials or equipment;

(c)any Disposition of property of any Subsidiary to the Company or of the Company or any Subsidiary to any other Subsidiary;

(d)(i) leases, subleases, licenses, cross-licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of any Borrower or any of its Subsidiaries and (ii) Dispositions of intellectual property that are not material to the business of any Borrower or any of its Subsidiaries;

(e)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property; and

(f)Dispositions of property having an aggregate book value (disregarding any write downs of such book value other than ordinary depreciation and amortization) not exceeding $50,000,000, provided that both immediately before such transaction and after giving effect thereto, no Default shall have occurred and be continuing.

Section 7.05    Investments and Acquisitions.  The Company will not, nor will it permit any of its Subsidiaries to, make any Investments, except:

(a)extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel, relocation and similar advances (having a tenor not exceeding 365 days) made to its officers and employees in the ordinary course of business;

(b)Investments outstanding on the date hereof and listed in Schedule 7.05;

(c)operating deposit accounts with banks;

(d)Investments in cash and Permitted Investments;

(e)Investments by the Company and its Subsidiaries in the Company and its Subsidiaries or in respect of Indebtedness or other obligations of the Company or any Subsidiary (including, without limitation, Subsidiaries formed or organized after the date hereof);

(f)Investments consisting of Indebtedness permitted under Section 7.01(c) or (d) or Indebtedness related to Letters of Credit;

(g)Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities;

(h)Investments in Capital Stock of the Company which is held by the Company as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof;

(i)Investments constituting capital expenditures;

(j)Investments consisting of security deposits with utilities and other like Persons, and Investments in respect of Guarantees of, or contingent obligations with respect to, indemnification and contribution agreements, “take or pay” or similar agreements, surety and appeal bonds, performance bonds and other obligations of a like nature and contracts for the purchase or use of equipment, inventory and supplies required by the Company and its Subsidiaries, in each case made in the ordinary course of business or in connection with other transactions permitted hereunder;

(k)accommodation guarantees for the benefit of trade creditors of the Company or any of its Subsidiaries in the ordinary course of business;

(l)Guarantees of collectability in respect of accounts receivable or notes receivable up to face value;

(m)Investments in connection with any Acquisition (subject to compliance with the requirements of Section 7.05(p)) or any Disposition (subject to compliance with the requirements of Section 7.04);

(n)Indebtedness of any Person which is the purchaser in connection with any Disposition permitted hereunder that is issued to the Company or any Subsidiary as consideration in whole or in part in respect of the purchase price thereof;

(o)Investments in any Person (including Capital Stock or any debt securities convertible into Capital Stock) that is not, and as a result of such Investment does not become, a Subsidiary in an aggregate amount not exceeding $45,000,000 (or the equivalent thereof in any other currency);

(p)Acquisitions; provided that if the Purchase Price paid by the Company and its Subsidiaries for any such Acquisition exceeds $50,000,000 (or the equivalent thereof in any other currency), (i) such Acquisition, if the Acquired Entity is a publicly held corporation, shall have been approved by the board of directors (or similar body) of such Acquired Entity, (ii) after giving effect to any such Acquisition, the Acquired Entity becomes a direct or indirect Subsidiary of the Company, (iii) both immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing, and (iv) not less than three Business Days (or such shorter period as the Administrative Agent may agree) prior to the consummation of such Acquisition, the Company has furnished to the Administrative Agent (x) pro forma financial statements demonstrating compliance with Section 7.09 after giving effect to such Acquisition and (y) a certificate of a Financial Officer of the Company certifying compliance with this Section 7.05(p), after giving effect to such Acquisition; provided, further, than any Limited Conditionality Acquisition shall be subject to Section 1.07;

(q)other Investments; provided that (i) no Default has occurred and is continuing or would result therefrom and (ii) the Leverage Ratio is less than or equal to 3.00 to 1.00 as of the last day of the most recent fiscal quarter of the Company for which financial statements have been delivered and determined after giving pro forma effect to such Investment and any Indebtedness incurred in connection therewith; and

(r)the Avista Acquisition.

Section 7.06    Restricted Payments.  The Company will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that:

(a)the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock; and

(b)the Company may make, pay, declare or authorize any other Restricted Payment if, both immediately before and after giving effect (including giving effect on a pro forma basis) to such Restricted Payment, (i) no Default shall have occurred and be continuing and (ii) the Leverage Ratio shall not exceed 2.75 to 1.00.

Nothing herein shall be deemed to prohibit the making of any Restricted Payment by any Subsidiary to the Company or to any of its shareholders.

Section 7.07    Transactions with Affiliates.  The Company will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 7.06.

Section 7.08    Restrictive Agreements.  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other consensual arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law (including any Requirement of Law) or by this Agreement, (b) restrictions and conditions existing on the date hereof and identified in Schedule 7.08 (and any extension or renewal of, or any amendment or modification to, any such restriction or condition that does not expand in any material respect the scope thereof) and (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

Section 7.09    Certain Financial Covenants.

(a)Interest Coverage Ratio.  The Company will not permit the Interest Coverage Ratio to be less than 3.00 to 1.00 as of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2019, for the four fiscal quarter period then ended.

(b)Leverage Ratio.  As of the last day of any fiscal quarter ending during the periods specified below, the Company will not permit the Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
Effective Date through December 31, 2020	4.00 to 1.00
March 31, 2021 through December 31, 2021	3.75 to 1.00
March 31, 2022 and thereafter	3.50 to 1.00

provided that, at any time after December 31, 2020, in connection with any Acquisition permitted under Section 7.05(p) having a Purchase Price in excess of $50,000,000, the Company may, at its election by giving written notice to the Administrative Agent not less than five Business Days prior to the consummation of such Acquisition (which such notice may conditioned on the consummation of such Acquisition), increase the required Leverage Ratio pursuant to this Section 7.09(b) to 4.00 to 1.00 solely for purposes of (i) determining compliance with the pro forma Leverage Ratio requirements set forth in Section 7.01(j) and Section 7.05(p) with respect to such Acquisition and any Indebtedness incurred in connection therewith and (ii) determining compliance with this Section 7.09(b) for each fiscal quarter ending during the four fiscal quarter period immediately following such Acquisition; provided, further, that the Company shall be permitted to exercise such increase option no more than one time during any consecutive eight quarter period.

Section 7.10    Sale and Leaseback Transactions.  The Company will not, nor will it permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property was owned by the Company or any of its Subsidiaries for more than 90 days prior to the date such Person became liable for such obligation and has been or is to be sold or transferred to any other Person and was, is or will be used by the Company or any such Subsidiary for substantially the same purpose as such property was used by the Company or such Subsidiary prior to such sale or transfer or to enter into any Synthetic Lease, except to the extent any such transaction is permitted under Section 7.01(h).

Section 7.11    Organizational Documents; Change in Fiscal Year.

(a)The Company will not, nor will it permit any of its Subsidiaries to amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.

(b)The Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

Section 7.12    Limitations on the Borrowers.  The Company will not, nor will it permit any of the Subsidiary Borrowers, to engage in any business other than the business conducted by the Company and such Subsidiary Borrowers as of the Effective Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

(c)any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made or furnished;

(d)the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Company’s existence), or 6.08 (other than the second sentence thereof) or in Article VII; any Guarantor shall default in the performance of any of its payment obligations contained herein; or the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.09(a) or Section 6.09(b) (except, with respect to Section 6.09(b), following the occurrence of a Collateral Release Event) and such failure shall continue unremedied for a period of 15 or more days;

(e)any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after written notice thereof from the Administrative Agent (given at the request of any Lender) to the Company;

(f)the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after taking into account any applicable grace period);

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after taking into account any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) or its debts, or of all or a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary or for all or a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any such Subsidiary or for all or a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)(i) one or more judgments for the payment of money relating to environmental obligations (including any Environmental Liability) in an aggregate amount in excess of $30,000,000 shall be rendered against the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) (to the extent not paid or covered by insurance provided by an unaffiliated creditworthy insurer not disputing coverage) or any combination thereof and the same or any portion thereof (in the case of any such judgment required to be paid over a period of time) shall remain unpaid or undischarged for a period of 60 consecutive days following the date on which the same or such portion thereof is required to be paid during which such judgment or such portion thereof shall not be effectively bonded or stayed by reason of pending appeal or otherwise, or any action shall be legally taken by the applicable judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) to enforce any such judgment or such portion thereof; or (ii) one or more judgments for the payment of money (other than as set forth in clause (i) above) in an aggregate amount in excess of $30,000,000 shall be rendered against the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) (to the extent not paid or covered by insurance provided by an unaffiliated creditworthy insurer not disputing coverage) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which such judgment shall not be effectively bonded or stayed by reason of pending appeal or otherwise, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries (other than any Immaterial Subsidiary) to enforce any such judgment;

(l)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $30,000,000;

(m)a Change in Control shall occur; or

(n)prior to a Collateral Release Event, any Lien created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent and for the benefit of the Lenders, free and clear of all other Liens (other than Permitted Encumbrances) or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability of any Loan Document shall be contested by any Obligor party thereto;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may; and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Revolving Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

In the event that the Obligations have been accelerated pursuant to this Article VIII or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other

Loan Document, all payments received on account of the Obligations and all net proceeds from the enforcement of the Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees (other than fees payable to the Revolving Credit Lenders pursuant to Sections 2.11(a) and (b)), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lenders and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid fees payable to the Revolving Credit Lenders pursuant to Sections 2.11(a) and (b) and interest on the Loans and the obligation of the Company or the relevant Borrower to reimburse any Issuing Lender pursuant to Section 2.05(f) for any LC Disbursement in respect of a Letter of Credit issued by such Issuing Lender (collectively, “Reimbursement Obligations”), ratably among the Lenders, each applicable Issuing Lender and the Swingline Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under any Hedging Agreement or any Banking Services Agreement, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Banking Services Providers in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to cash collateralize any LC Exposure then outstanding; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by applicable law.

Notwithstanding the foregoing, (i) Obligations arising under any Hedging Agreement or any Banking Services Agreement shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Banking Services Provider or Hedge Bank, as the case may be, and (ii) any amounts received from any Obligor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations and shall instead be applied to other Obligations.  Each Banking Services Provider or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

The Administrative Agent, on behalf of itself and the Lenders, the Issuing Lenders, the Hedge Banks and the Banking Services Providers, shall have the right, exercisable at the discretion of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Lenders, the Issuing Lenders, the Hedge Banks and the Banking Services Providers all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.  Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the Lenders, the Issuing Lenders, the Hedge Banks and the Banking Services Providers, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Capital Stock and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable the Lenders, the Issuing Lenders, the Hedge Banks and the Banking Services Providers on the basis of the Obligations so assigned by each such party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.02.

Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is an Issuing Lender, Hedge Bank and/or Banking Services Provider, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01    Appointment and Authority.  Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including each other holder of the Obligations) and the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Lenders).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles IX and X (including Section 10.03, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02    Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 9.03    Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, to the extent required by this Agreement, all of the Lenders) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company, a Lender or an Issuing Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the utilization of any Issuing Lender’s LC Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own LC Commitment without any further action by the Administrative Agent).

Section 9.04    Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05    Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent; provided, however, that any such sub-agent receiving payments from the Obligors shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided, however, that any such Related Party receiving payments from the Obligors shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulation Section 1.1441-1.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.

Section 9.06    Resignation of Administrative Agent.

(a)The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Company.  Upon any such resignation, the Required

Lenders shall have the right, in consultation with the Company, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (subject to Section 10.05) and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (subject to Section 10.05) (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and the Swingline Lender.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person, remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, Issuing Lender, if in its sole discretion it elects to, and Swingline Lender, (ii) the retiring Administrative Agent, Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents (subject to Section 10.05); provided that, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit then outstanding and issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit, and (iii) the successor Issuing Lender, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

Section 9.07    Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08    Modifications to Security Documents; Release of Collateral.

(a)Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided that, without the prior consent of each Lender, the Administrative Agent shall not, and shall not consent to any modification, supplement or waiver of any of the Security Documents to, except as provided herein or in the Security Documents, release all or substantially all of the Collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (or to consent to, as the case may be):

(i) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Lenders, under any Loan Document (A) upon the termination of the Revolving Credit Commitment and payment in full of all Obligations and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been cash collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than an Obligor permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 10.02;

(ii)to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 7.02(e) or, solely with respect to Liens originally incurred under Section 7.02(e), Section 7.02(i); and

(iii)to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents;

provided, further, that no such consent shall be required for any amendment, modification or supplement to any Security Document as contemplated by Section 9.01.

(b)Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, if at any time a Collateral Release Event shall have occurred, then all Collateral (other than cash collateral securing the exposure of Defaulting Lenders as required hereunder) and the Security Documents (other than Security Documents entered into in connection with such cash collateral) shall be released automatically and terminated without any further action.  In connection with the foregoing, the Administrative Agent shall, at the Company’s sole expense and at the Company’s request, promptly (i) return to the Company all certificates and instruments evidencing pledged Collateral, (ii) execute and file in the appropriate location and deliver to the Company such termination and release statements or confirmation thereof, as applicable, and (iii) do such other things as are reasonably necessary to release the Liens of the Administrative Agent, for the benefit of the Lenders, on the Collateral.

Section 9.09    No Other Duties.  Notwithstanding anything herein to the contrary, the Joint Lead Arrangers and Joint Bookrunners, the Syndication Agent and the Co-Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement or the other Loan Documents, except in their respective capacity (if any) as a Lender or Issuing Lender, as applicable.

ARTICLE X

MISCELLANEOUS

Section 10.01    Notices.  (a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or electronically, as follows:

(i)if to the Company or any Subsidiary Guarantor, to it at:

One Meadowlands Plaza

East Rutherford, New Jersey 07073

Attention of Chief Financial Officer

Telecopy No. (201) 804-9852

Telephone No. (201) 804-3000;

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Michael Lee

E-mail: michael.lee@ropesgray.com

Telephone: 617-951-7745

Facsimile: 617-235-0697

(ii)if to the Administrative Agent, in the case of Borrowings and other notices, to it at:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC  28262

Attention of:  Syndication Agency Services

Telephone No.:  (704) 590-2703

Facsimile No.:  (704) 715-0092

and for all other notices to the Administrative Agent, with a copy to:

Wells Fargo Bank, National Association

301 South College Street, 14th Floor

Charlotte, NC 28202

Attention: Christine Gardiner

Telephone No.:  (704) 715-6441

Facsimile No.:  (704) 715-1438

(iii)if to JPMCB in its capacity as an Issuing Lender, to it at:

JPMorgan Chase Bank, N.A.

10 South Dearborn, 7th Floor

Chicago, IL 60603

Attention: Jetuan Anderson

Telephone No.:  (312) 732-2473

Facsimile No.:  (312) 732-2729

(iv)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or Issuing Lender.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt and any agreement entered into pursuant to Section 1471(b)(1) of the Code of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, Etc.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Company and the Administrative Agent).  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)Platform.

(i)Each Obligor agrees that the Administrative Agent may, but shall not be obligated to, make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform.  In no event shall the Administrative Agent or any of its Related Parties

(collectively, the “Agent Parties”) have any liability to any Obligor, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Obligor’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Obligor, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

Section 10.02    Waivers and Amendments.

(a)No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent, any Issuing Lender, any Lender or any Obligor in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Lenders, the Lenders or any Obligor hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.

(b)Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders (or (i) in the case of any amendment which directly affects only the Term Loans, the Required Term Lenders or (ii) in the case of any amendment which directly affects only the Revolving Credit Commitments or the Revolving Credit Loans, the Required Revolving Credit Lenders, and, in each case, not the Required Lenders) or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i)increase the Revolving Credit Commitments of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Article VIII) or the amount of Loans of any Lender, in any case, without the written consent of such Lender,

(ii)reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay additional interest pursuant to Section 2.12(d),

(iii)postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (it being understood that a waiver of a mandatory prepayment under Section 2.21(d)(ii)) shall only require the consent of the Required Term Lenders), or postpone the scheduled date of expiration of any Revolving Credit Commitment (except as provided in Section 2.22), without the written consent of each Lender affected thereby; provided, however, that only the consent of the Required Term Lenders or Required Revolving Credit Lenders, as applicable, shall be necessary to waive any obligation of the Borrowers to pay additional interest pursuant to Section 2.12(d),

(iv)change Section 2.17(c) without the consent of each Lender affected thereby,

(v)change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender,

(vi)release the Company from its guarantee obligations under Article III, release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Article III or (prior to a Collateral Release Event) release all or substantially all of the Collateral, in each case without the written consent of each Lender,

(vii)change Section 2.21(d)(ii)(D) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender affected thereby, or

(viii)without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive Section 5.02 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 5.02, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans or issuance of Letters of Credit) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so;

provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Lender or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Lender or the Swingline Lender, as the case may be, (y) any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor and (z) the Administrative Agent and the Company may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 2.13(c) in accordance with the terms of Section 2.13(c).

(c)Additional Credit Facilities.  Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers to each relevant Loan Document (x) to add one or more credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)Ambiguity or Mistake.  Notwithstanding anything to the contrary herein, (i) the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency and (ii) each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 10.02) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.08(e) (including, without limitation, as applicable, (x) to permit the Incremental Term Loans and the Incremental Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (y) to include any Incremental Term Loans and Incremental Increases in any determination of (1) Required Lenders or (2) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Credit Commitment or any increase in any Lender’s Revolving Credit Exposure, in each case, without the written consent of such affected Lender.

Section 10.03    Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel to the Administrative Agent and its Affiliates taken as a whole and, if necessary, of one local counsel to the Administrative Agent and its Affiliates taken as a whole in any relevant jurisdiction, in connection with the syndication and distribution (including, without limitation, via the Internet or through a service such as SyndTrak and Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of one counsel to the Administrative Agent, the Issuing Lenders and the Lenders taken as a whole, and, if necessary, of one local counsel to the Administrative Agent, the Issuing Lenders and the Lenders taken as a whole in any relevant jurisdiction, and solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Lenders, Issuing Lenders and the Administrative Agent, taken as a whole), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b)Indemnification by the Company.  The Company shall indemnify the Administrative Agent, each Syndication Agent, each Co-Documentation Agent, each Joint Lead Arranger, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for all Indemnitees taken as a whole and, if necessary, one local counsel in each relevant jurisdiction to all Indemnitees taken as a whole, and solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees, taken as a whole), incurred by or awarded against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the applicable Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent (A) that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) resulting from a dispute solely among Indemnitees, other than any claims against any Indemnitee in its respective capacity or in fulfilling its role as Administrative Agent, Syndication Agent, Co-Documentation Agent or Joint Lead Arranger or any similar role hereunder, and other than any claims arising out of any act or omission on the part of the Company or its Subsidiaries or Affiliates and (y) such indemnity shall not apply to Taxes, which shall be governed exclusively by Section 2.16.

(c)Reimbursement by Lenders.  To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Lender or the Swingline Lender under paragraphs (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the applicable Issuing Lender or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the applicable Issuing Lender or the Swingline Lender in its capacity as such.

(d)Waiver of Consequential Damages, Etc.  To the extent permitted by applicable law, no Obligor or Credit Party shall assert, and each Obligor and each Credit Party hereby waives, any claim against any other party hereto (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph (d) shall relieve any Obligor of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party pursuant to paragraph (b) above.

(e)Payments.  All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04    Successors and Assigns.

(a)Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except in a transaction permitted by Section 7.03, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (e) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) with the prior written consent (such consent in each case not to be unreasonably withheld or delayed) of (x) the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), provided, further, that no consent of the Company shall be required (i) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) if an Event of Default under clause (a), (b), (h) or (i) of Article VIII has occurred and is continuing, for an assignment to any other Person and (y) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, and in the case of any Revolving Credit Commitment, each Issuing Lender and the Swingline Lender; provided that assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and/or the Loans at the time owing to it, the amount of the Revolving Credit Commitments  and/or the Loans at the time owing to it of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent (provided that no such consent of the Company shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VIII has occurred and is continuing),

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500,

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(E)other than assignments to an existing Lender, assignments to Lenders that will acquire a portion of the Obligations of a Dutch Subsidiary Borrower shall only be permitted if such person is a Dutch Non-Public Lender.

Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations (subject to Section 10.05) under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03 and subject to Section 10.05).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.  The Company shall not be liable for any costs or expenses of any Lender in effecting any assignment under this Section.

Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose vehicle (an “SPV”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to any Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to Section 2.01; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (iii) any Borrower may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of such Borrower under any of the Loan Documents and (iv) such grant to the SPV must be recorded in the Participant Register.  The making of a Loan by an SPV hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement.  In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Company and the Administrative Agent, which consent, in each case, shall not be unreasonably withheld) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to the Company and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV.  This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

(c)Maintenance of Register by the Administrative Agent.  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it under the Loan Documents as reflected in the Register for all purposes of the Loan Documents, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Effectiveness of Assignments.  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e) or (f), 2.06(b), 2.17(e) or 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)Participations.  Any Lender may, without the consent of the Company, the Administrative Agent, any Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section (it being understood that the documentation required under Section 2.16 shall be delivered to the participating Lender).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(d) as though it were a Lender.  Each Lender that sells a participation or makes a grant to an SPV shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant or SPV and the principal amounts (and stated interest) of each Participant’s or SPV’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations (or such disclosure is otherwise required thereunder).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  The Borrowers shall not be liable for any costs or expenses of any Lender in effecting any participation under this Section.

(f)Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Sections 2.16(e) and (f) as though it were a Lender.

(g)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h)No Assignments to Certain Persons.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder (i) to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender; (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof, or (iii) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

Section 10.05    Survival.  All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16, 3.03, 10.03, 10.09, 10.10, 10.11 and (solely for the period of two years following the termination of this Agreement) 10.13 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

Section 10.06    Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.07    Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08    Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the Obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.  Each Lender agrees to notify the Company and the Administrative Agent as promptly as practicable after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.09    Governing Law; Jurisdiction; Etc.

(a)Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party hereto agrees that the Administrative Agent and the Lenders retain the right to bring proceedings against any Obligor in the courts of any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment.

(c)Waiver of Venue.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Appointment of Agent for Service of Process.  Each Subsidiary Borrower irrevocably designates and appoints the Company as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 10.09(b) in any federal or New York  State court sitting in New York City.  The Company hereby agrees to accept such appointment by each Subsidiary Borrower party hereto from time to time and to give such Subsidiary Borrower prompt notice upon receipt of, and to forward promptly to such Subsidiary Borrower, all papers served upon the Company pursuant to such appointment.  Said designation and appointment shall be irrevocable by each such Subsidiary Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Subsidiary Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Subsidiary Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.19.  If the Company shall cease so to act as such agent, each such Subsidiary Borrower covenants and agrees to notify the Administrative Agent promptly thereof and to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

(e)Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT

OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11    Judgment Currency.  This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the “Specified Currency”), and payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency.  Except as otherwise provided herein, the payment obligations of each Obligor under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder.  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the “Second Currency”), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered.  To the extent permitted by applicable law, the obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

Section 10.12    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.13    Treatment of Certain Information; Confidentiality.

(a)Treatment of Certain Information.  The Borrowers acknowledge that from time to time the Administrative Agent or any Lender, in connection with the performance of its duties or the exercise of its rights relating to this Agreement, may employ the services of one or more subsidiaries or affiliates of the Administrative Agent or such Lender, as the case may be, and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder.  Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

(b)Confidentiality.  Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors reasonably necessary in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be provided to such Person upon the understanding that such Information will be kept confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable law or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Company, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their respective obligations, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than an Obligor not known by such Person to be in breach of a confidentiality agreement; provided that each Lender shall, unless prohibited by any Requirement of Law and except in the normal course of bank examinations, use reasonable efforts to notify the Company of any request or requirement for disclosure of Information under clause (ii) or (iii) above prior to such disclosure.  For the purposes of this paragraph, “Information” means all information received from or on behalf of any Obligor relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by or on behalf of an Obligor.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.14    USA PATRIOT Act.  The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow the Administrative Agent and each Lender to identify each Obligor in accordance with the PATRIOT Act or such Anti-Money Laundering Law.

Section 10.15    Waiver of Immunity.  To the extent that any Subsidiary Borrower that is a Foreign Subsidiary may be or become entitled to claim for itself or its property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Subsidiary Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

Section 10.16    Appointment of Company as Agent.  Each Subsidiary Borrower designated as a “Borrower” pursuant to Section 2.19, by its acknowledgment to the Subsidiary Borrower Designation Letter relating to such Subsidiary Borrower, as applicable:

(a)appoints and authorizes the Company for the purposes of (i) signing documents deliverable by or on behalf of such Subsidiary Borrower hereunder or under any other Loan Document, (ii) providing notices to or making requests of the Administrative Agent, any Issuing Lender or any Lender on behalf of such Subsidiary Borrower, (iii) receiving notices and documents from the Administrative Agent, any Issuing Lender or any Lender on behalf of such Subsidiary Borrower, and (iv) taking any other action on behalf such Subsidiary Borrower hereunder or under any other Loan Document, in each case to the extent specifically provided for hereunder or thereunder, and such Subsidiary Borrower agrees to be irrevocably bound by all such actions being taken on behalf of such Subsidiary Borrower by the Company and all such notices received by the Company on behalf of such Subsidiary Borrower; provided that another Person may be appointed to act in substitution for the Company with the power and authority granted thereto by such

Subsidiary Borrower under this clause (a) so long as such Person shall have been certified as such in a single writing executed by such Subsidiary Borrower and delivered to the Administrative Agent;

(b)authorizes the Administrative Agent, each Issuing Lender and each Lender to treat (i) each document signed by, each notice given or received by, each document delivered or received by and each request made by the Company on its behalf and (ii) each other action which specifically provides herein or therein that the Company acts on behalf, or at the direction, of such Subsidiary Borrower as if such Subsidiary Borrower (and not the Company) had in fact signed such document, given or received such notice, delivered or received such document, made such request or taken such action; and

(c)acknowledges that the Administrative Agent, each Issuing Lender and each Lender are relying upon the appointments and authorizations set forth in this Section in connection with the making of their Revolving Credit Commitments and credit extensions hereunder.

In the event the Administrative Agent, any Issuing Lender or any Lender reasonably believes that it has received a conflicting notice or instruction from the Company and/or its designees, the Administrative Agent, such Issuing Lender or such Lender may refrain from action upon such notice or instruction and shall promptly request the Company for clarification regarding such notice or instruction.

Section 10.17    Attorney Representation.  If a Dutch Subsidiary Borrower is represented by an attorney in connection with the signing and/or execution of the Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to this Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

Section 10.18    Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.19    No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders (and arranged by the Joint Lead Arrangers) are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Lenders and the Joint Lead Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and each of the Joint Lead Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) no Lender or Joint Lead Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders, the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and no Lender or Joint Lead

Arranger has any obligation to disclose any of such interests to such Borrower or its Affiliates.  To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and each of the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.21    Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Obligor, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Revolving Credit Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Obligor, that none of the Administrative Agent, any Joint Lead Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.22    Amendment and Restatement; No Novation.  This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Effective Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Effective Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by this Agreement and the facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Effective Date, reflect the respective Revolving Credit Commitments of the Lenders hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

CAMBREX CORPORATION

By:	/s/ Gregory P. Sargen
Name:	Gregory P. Sargen
Title:	Chief Financial Officer & Executive Vice
President, Corporate Development & Strategy

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

SUBSIDIARY GUARANTORS

CAMBREX CHARLES CITY, INC.

By:	/s/ Gregory P. Sargen
	Name:	Gregory P. Sargen
	Title:	Vice President, Finance

HALO PHARMACEUTICAL, INC.

By:	/s/ Gregory P. Sargen
	Name:	Gregory P. Sargen
	Title:	Vice President

HALO PHARMACEUTICAL REALTY, LLC

By:	/s/ Gregory P. Sargen
	Name:	Gregory P. Sargen
	Title:	Vice President

CAMBREX HIGH POINT, INC.

By:	/s/ Gregory P. Sargen
	Name:	Gregory P. Sargen
	Title:	President and Treasurer

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

ADMINISTRATIVE AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, an Issuing Lender, Swingline Lender and Administrative Agent

By:	/s/ Christine Gardiner
	Name:	Christine Gardiner
	Title:	Director

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, as a Lender and an Issuing Lender

By:	/s/ Devin Roccisano
	Name:	Devin Roccisano
	Title:	Executive Director

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Barrett D. Bencivenga
	Name:	Barrett D. Bencivenga
	Title:	Managing Director

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven A. Eberhardt
	Name:	Steven A. Eberhardt
	Title:	Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

CITIBANK N.A., as a Lender

By:	/s/ Craig Heal
	Name:	Craig Heal
	Title:	Senior Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Douglas Gardner
	Name:	Douglas Gardner
	Title:	Senior Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ H. Hope Walker
	Name:	H. Hope Walker
	Title:	Senior Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

FIFTH THIRD BANK, as a Lender

By:	/s/ Vera B. McEvoy
	Name:	Vera B. McEvoy
	Title:	Director II

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Joseph Hricovsky
	Name:	Joseph Hricovsky
	Title:	Senior Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

SANTANDER BANK, N.A., as a Lender

By:	/s/ Constance Loosemore
	Name:	Constance Loosemore
	Title:	Senior Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

SVENSKA HANDELSBANKEN AB (PUBL) NEW YORK BRANCH, as a Lender

By:	/s/ Susanna Svartz
	Name:	Susanna Svartz
	Title:	Senior Vice President

By:	/s/ Mark Emmett
	Name:	Mark Emmett
	Title:	Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Shivani Agarwal
	Name:	Shivani Agarwal
	Title:	Senior Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeff Mount
	Name:	Jeff Mount
	Title:	Vice President

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kevin Bemben
	Name:	Kevin Bemben
	Title:	Authorized Signatory

Cambrex Corporation

Amended and Restated Credit Agreement

Signature Page

EXHIBIT A

[Form of Assignment and Acceptance]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, and in effect on the date hereof, the “Credit Agreement”), among Cambrex Corporation, the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including the interests set forth below in the Revolving Credit Commitment, if applicable, of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

Exhibit A

Form of Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment
(“Assignment Date”):

Principal Amount
Facility	Assigned

Revolving Credit Commitment Assigned:	$

Loans:	$

Fees Assigned (if any):	$

The terms set forth above and below are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

2

Exhibit A

Form of Assignment and Acceptance

The undersigned hereby consent to the within assignment:1

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as Swingline Lender and as an Issuing Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,

By:
Name:
Title:

[1]	Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.

3

Exhibit A

Form of Assignment and Acceptance

EXHIBIT B

[Form of Security and Pledge Agreement]

[ATTACHED]

Exhibit B

Form of Security and Pledge Agreement

EXHIBIT C

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

This GUARANTEE ASSUMPTION AGREEMENT (this “Agreement”) dated as of ______________, 20__ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a _______________ (the “Additional Subsidiary Guarantor”), is made in favor of Wells Fargo Bank, National Association, as administrative agent for the Credit Parties under (and as defined in) the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Cambrex Corporation, a Delaware corporation, the Subsidiary Borrowers referred to therein, the Subsidiary Guarantors referred to therein, the Lenders referred to therein and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented and in effect from time to time, the “Credit Agreement”).

Pursuant to Section 6.09(a) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Credit Agreement.  Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Subsidiary Borrower Guaranteed Obligations (as defined in Section 3.01(b) of the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement.  In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Loan Documents included reference to this Agreement.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 6.09(a)(iii) of the Credit Agreement to the Lenders and the Administrative Agent.

The Additional Subsidiary Guarantor hereby agrees that this Guarantee Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  The Additional Subsidiary Guarantor hereby submits to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, for the purposes of all legal proceedings arising out of or relating to this Guarantee Assumption Agreement, the Credit Agreement or the transactions contemplated thereby.  The Additional Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Additional Subsidiary Guarantor further agrees that service of process in any such action or proceeding brought in New York may be made upon its agent appointed as provided in Section 10.09(d) of the Credit Agreement.

[Signature Pages Follow]

Exhibit C

Form of Guarantee Assumption Agreement

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit C

Form of Guarantee Assumption Agreement

EXHIBIT D-1

[Form of Opinion of General Counsel of the Obligors]

[ATTACHED]

Exhibit D-1

Opinion of General Counsel of the Obligors

EXHIBIT D-2

[Form of Opinion of New York Counsel to the Obligors]

[ATTACHED]

Exhibit D-2

Opinion of New York Counsel to the Obligors

EXHIBIT E

[Form of Subsidiary Borrower Designation Letter]

SUBSIDIARY BORROWER DESIGNATION LETTER

___________, 20__

To WELLS FARGO BANK, NATIONAL ASSOCIATION,

  as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention:  Syndication Agency Services

Re:  Subsidiary Borrower Designation

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”) dated as of December [__], 2018, among Cambrex Corporation (the “Company”), the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Company hereby designates [____________] (the “Subject Subsidiary”), a wholly-owned Subsidiary of the Company and a [___________] duly [organized] under the laws of [____________], as a Subsidiary Borrower in accordance with Section 2.19(a) of the Credit Agreement until such designation is terminated in accordance with Section 2.19(c).

The Subject Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower and an Obligor under the Credit Agreement, agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this letter, it shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower.  Pursuant to Section 10.16 of the Credit Agreement, the Subject Subsidiary hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of Borrowing under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.

Exhibit E

Form of Subsidiary Borrower Designation Letter

[If the Subject Subsidiary is represented by an attorney in connection with the signing and/or execution of the Credit Agreement and/or any other Loan Document it is hereby expressly acknowledged and accepted by the parties to the Credit Agreement and/or any other Loan Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.]2

The Company hereby confirms and agrees that after giving effect to this Subsidiary Borrower Designation Letter the Guarantee of the Company contained in Article III of the Credit Agreement shall apply to all of the obligations of the Subject Subsidiary under the Credit Agreement.

The Subject Subsidiary hereby represents and warrants:

1.The Subject Subsidiary is a wholly-owned Subsidiary of the Company;

2.Each of the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement is true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific time, as of such specific date) as if each reference therein to the Company or to an Obligor were a reference to the Subject Subsidiary and as if each reference therein to the Loan Documents were a reference to this Subsidiary Borrower Designation Letter and the promissory notes, if any, executed by the Subject Subsidiary in connection herewith;

3.[The representations and warranties set forth in Section 4.15 are true and correct on the date hereof;]3

4.The Subject Subsidiary’s addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Sections 10.01 and 10.09(e) of the Credit Agreement to it at its “Address for Notices” specified on the signature pages below; and

5.The Subject Subsidiary shall deliver to the Administrative Agent the documents and certificates set forth in Section 2.19 of the Credit Agreement and such other documents as the Administrative Agent shall reasonably request that are consistent with conditions for Subsidiary Obligors set forth in Section 5.01 of the Credit Agreement, each in form and substance reasonably satisfactory to the Administrative Agent.

The Subject Subsidiary has concurrently delivered the following documents:

(i)

the [certificate of incorporation] [certificate of formation] [articles of organization] and [by-laws] [limited liability company agreement] [partnership agreement] of the Subject Subsidiary and authorizing resolutions of the [Board of Directors] [Sole Member] [General Partner] of the Subject Subsidiary;[4] and

[2]	Insert if the Subject Subsidiary will be a Borrower organized under the laws of the Netherlands.
[3]	Insert if the Subject Subsidiary is a Foreign Subsidiary.
[4]	To be revised as appropriate to reflect the relevant organizational documents of the Subject Subsidiary.

Exhibit E

Form of Subsidiary Borrower Designation Letter

(ii)

a certificate of the Secretary or an Assistant Secretary of the Subject Subsidiary in respect of each of the officers (x) who are authorized to sign this Agreement and the other Loan Documents on the Subject Subsidiary’s behalf, and (y) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

The designation of the Subject Subsidiary as a Subsidiary Borrower under the Credit Agreement shall become effective as of the date (the “Effective Date”) on which the Administrative Agent accepts this Subsidiary Borrower Designation Letter as provided on the signature pages below.  As of the Effective Date, the Subject Subsidiary shall be entitled to the rights, and subject to the obligations, of a Subsidiary Borrower.  Except as expressly herein agreed with respect to the joinder of the Subject Subsidiary as a Subsidiary Borrower, the Credit Agreement shall remain unchanged and in full force and effect.

The Subject Subsidiary hereby agrees that this Subsidiary Borrower Designation Letter, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.  The Subject Subsidiary hereby submits to the exclusive jurisdiction of any New York State court or federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, for the purposes of all legal proceedings arising out of or relating to this Subsidiary Borrower Designation Letter, the Credit Agreement or the transactions contemplated thereby.  The Subject Subsidiary irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The Subject Subsidiary further agrees that service of process in any such action or proceeding brought in New York may be made upon its agent appointed as provided in Section 10.09(d) of the Credit Agreement.

EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY BORROWER DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

This Subsidiary Borrower Designation Letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

Exhibit E

Form of Subsidiary Borrower Designation Letter

IN WITNESS WHEREOF, the Company and the Subject Subsidiary have caused this Subsidiary Borrower Designation Letter to be duly executed and delivered as of the day and year first above written.

CAMBREX CORPORATION

By:
Name:
Title:

[NAME OF SUBJECT SUBSIDIARY]
a ______________ [corporation][limited liability company]

By:
Name:
Title:

Address for Notices

Attn:
Tel:
Fax:

Exhibit E

Form of Subsidiary Borrower Designation Letter

ACCEPTED:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

Exhibit E

Form of Subsidiary Borrower Designation Letter

EXHIBIT F

[Form of Subsidiary Borrower Termination Letter]

___________, 20__

To WELLS FARGO BANK, NATIONAL ASSOCIATION,

  as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention:  Syndication Agency Services

Each of the Lenders party to the

Credit Agreement referred to below

Re:	Termination of [_____________] (the “Subject Subsidiary”) as Subsidiary Borrower

The Company hereby gives notice pursuant to Section 2.19(c) of the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among Cambrex Corporation (the “Company”), the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) that, effective as of the date hereof, the Subject Subsidiary is terminated as a Borrower under the Credit Agreement and all commitments by the Lenders to issue Letters of Credit or make Loans for account of such Borrower under the Credit Agreement are hereby terminated.

Pursuant to Section 2.19(c) of the Credit Agreement, the Company hereby certifies (a) that there is no LC Exposure outstanding with respect to any Letter of Credit for which the Subject Subsidiary is an account party and (b) that all principal and interest on any Loan of the Subject Subsidiary and all other amounts payable by such Subject Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

All Obligations of the Subject Subsidiary arising in respect of any period in which the Subject Subsidiary was, or on account of any action or inaction taken by the Subject Subsidiary as, an account party or a Borrower under the Credit Agreement shall survive the termination effected by this notice.

Terms used herein have the meanings assigned to them in the Credit Agreement.

[Signature Page Follows]

Exhibit F

Form of Subsidiary Borrower Termination Letter

CAMBREX CORPORATION

By:
Name:
Title:

Exhibit F

Form of Subsidiary Borrower Termination Letter

EXHIBIT G-1

[Form of U.S. Tax Compliance Certificate (Non-Partnership and Non-Pass-Through Entity Foreign Lenders)]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, and in effect on the date hereof, the “Credit Agreement”), between Cambrex Corporation, (the “Company”) the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Company or any Subsidiary Borrower, as applicable, within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a “controlled foreign corporation” related to the Company or any Subsidiary Borrower (as applicable) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company (or any requesting Subsidiary Borrower) with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable).  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company (and, if applicable, such Subsidiary Borrower) and the Administrative Agent and (b) the undersigned shall have at all times furnished the Company (or any requesting Subsidiary Borrower) and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20__

Exhibit G-1

Form of U.S. Tax Compliance Certificate (Non-Partnership and Non-Pass-Through Entity Foreign Lenders)

EXHIBIT G-2

[Form of U.S. Tax Compliance Certificate (Non-Partnership and Non-Pass-Through Entity Foreign Participants)]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, and in effect on the date hereof, the “Credit Agreement”), between Cambrex Corporation, (the “Company”) the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a “10-percent shareholder” of the Company or any Subsidiary Borrower (as applicable) within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable).  By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

Exhibit G-2

Form of U.S. Tax Compliance Certificate (Non-Partnership and Non-Pass-Through Entity Foreign Participants)

EXHIBIT G-3

[Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships and Pass-Through-Entities)]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, and in effect on the date hereof, the “Credit Agreement”), between Cambrex Corporation, (the “Company”) the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company or any Subsidiary Borrower (as applicable) within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company or any Subsidiary Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

Exhibit G-3

Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships and Pass-Through Entities)

EXHIBIT G-4

[Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships or Pass-Through Entities)]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated amended and restated, modified or supplemented from time to time, and in effect on the date hereof, the “Credit Agreement”), between Cambrex Corporation, (the “Company”) the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a “10-percent shareholder” of the Company or any Subsidiary Borrower (as applicable) within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Company or any Subsidiary Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company (or any requesting Subsidiary Borrower) with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company (and, if applicable, such Subsidiary Borrower) and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Company (or any requesting Subsidiary Borrower) and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20__

Exhibit G-4

Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships or Pass-Through Entities)

EXHIBIT H

[FORM OF] [TERM/REVOLVING/SWINGLINE] NOTE

__________, 20___

FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF BORROWER], a _________________________________ (the “Borrower”), promises to pay to _______________ (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the aggregate unpaid Dollar Equivalent of all [Term][Revolving Credit][Swingline] Loans made by the Lender to the Borrower pursuant to that certain Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Cambrex Corporation, the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this promissory note (this “Note”) from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 2.12 of the Credit Agreement.  All payments of principal and interest on this Note shall be payable in immediately available funds as provided in the Credit Agreement.

At the time of each [Term][Revolving Credit][Swingline] Loan, and upon each payment or prepayment of principal of each [Term][Revolving Credit][Swingline] Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof or in such Lender's own books and records, in each case specifying the amount of such [Term][Revolving Credit][Swingline] Loan, the respective Interest Period thereof (in the case of Eurocurrency Loans) or the amount of principal paid or prepaid with respect to such [Term][Revolving Credit][Swingline] Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

[Remainder of page intentionally left blank]

Exhibit H
Form of Note

IN WITNESS WHEREOF, the undersigned [have] [has] executed this Note under seal as of the day and year first above written.

[INSERT NAME OF BORROWER]

By:
Name:
Title:

2
Exhibit H

Form of Note

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan Currency	Interest Period / Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

3
Exhibit H

Form of Note

EXHIBIT I

FORM OF BORROWING REQUEST

Dated as of: _____________

Wells Fargo Bank, National Association,

  as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention:  Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Borrowing Request is delivered pursuant to Section [2.03] [2.04][2.08(e)][2.21(b)] of the Amended and Restated Credit Agreement dated as of December [__], 2018 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), by and among Cambrex Corporation, the Subsidiary Borrowers party thereto, the Subsidiary Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.[Insert applicable Borrower(s)] ([collectively,] the “Borrower”) hereby requests that the Lenders make [a Revolving Credit Loan][a Swingline Loan][the Initial Term Loan][an Incremental Term Loan] to the Borrower in the aggregate principal amount of [$][insert applicable currency reference]___________.  (Complete with an amount in accordance with Section 2.03, Section 2.04, Section 2.08(e) or Section 2.21, as applicable, of the Credit Agreement.)

2.The Borrower hereby requests that such Loan(s) be made on the following Business Day: _____________________.  (Complete with a Business Day in accordance with Section 2.03 of the Credit Agreement for Revolving Credit Loans, Section 2.04 of the Credit Agreement for the Swingline Loan, Section 2.21 of the Credit Agreement for the Initial Term Loan or Section 2.08(e) of the Credit Agreement for an Incremental Term Loan).

3.The Borrower hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan[1]	Interest Rate	Interest Period (Eurocurrency Borrowing only)
[Alternate Base Rate, Adjusted LIBO Rate or Daily LIBO Rate][2]

1 Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selected interest rate and/or Interest Period (e.g., for a $20,000,000 loan, $15,000,000 may be requested at the Alternate Base Rate and $5,000,000 may be requested at the Adjusted LIBO Rate with an interest period of three months).

2 Complete with (i) the Alternate Base Rate or the Adjusted LIBO Rate for Revolving Credit Loans or any Term Loan or (ii) the Alternate Base Rate or the Daily LIBO Rate for Swingline Loans.

1
Exhibit I

Form of Borrowing Request

4.

The aggregate principal amount of all Loans and all LC Exposure as of the date hereof (including the Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.	All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.
[6.	The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

[_________________________]

Bank Name:  [______________]

ABA Routing Number: [___________]

Account Number: [______________]

This authorization shall remain in effect until revoked or until a subsequent notice of account designation is provided to the Administrative Agent.]3

[Signature Page Follows]

3 Include in initial Borrowing Request and thereafter as necessary to update authorized disbursement account.

2

Exhibit I

Form of Borrowing Request

IN WITNESS WHEREOF, the undersigned [have] [has] executed this Borrowing Request as of the day and year first written above.

[CAMBREX CORPORATION]

By:
Name:
Title:

[OTHER BORROWERS]

By:
Name:
Title:

1
Exhibit I

Form of Borrowing Request

Schedule 1.01

Revolving Credit Commitments, LC Commitments and Initial Term Loan Allocations

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage	LC Commitment	Initial Term Loan Allocations
Wells Fargo Bank, National Association	$82,500,000	13.750000000%	$37,500,000.00	$27,500,000
JPMorgan Chase Bank, N.A.	$82,500,000	13.750000000%	$37,500,000.00	$27,500,000
Citizens Bank, National Association	$56,250,000	9.375000000%	N/A	$18,750,000
PNC Bank, National Association	$56,250,000	9.375000000%	N/A	$18,750,000
Citibank N.A.	$56,250,000	9.375000000%	N/A	$18,750,000
KeyBank National Association	$56,250,000	9.375000000%	N/A	$18,750,000
Bank of America, N.A.	$26,250,000	4.375000000%	N/A	$8,750,000
Fifth Third Bank	$26,250,000	4.375000000%	N/A	$8,750,000
The Huntington National Bank	$26,250,000	4.375000000%	N/A	$8,750,000
Santander Bank, N.A.	$26,250,000	4.375000000%	N/A	$8,750,000
Svenska Handelsbanken AB (publ) New York Branch	$26,250,000	4.375000000%	N/A	$8,750,000
TD Bank, N.A.	$26,250,000	4.375000000%	N/A	$8,750,000
U.S. Bank National Association	$26,250,000	4.375000000%	N/A	$8,750,000
Royal Bank of Canada	$26,250,000	4.375000000%	N/A	$8,750,000
Total	$600,000,000.00	100%	$75,000,000.00	$200,000,000.00

Schedule 2.05(l)

Existing Letters of Credit

Number	Type of Letter of Credit	Issuer	Beneficiary	Current Amount	Original Amount	Effective Date	Actual Expiry Date	Adjusted Expiry Date
S-896651	Standby	J.P. Morgan Chase Bank, N.A.	Solvents Recovery Service of New England, Inc. Superfund Site Settlement Trust	$226,132.82	$226,132.82	5/18/16	9/26/17	9/26/19

Schedule 6.11

Post-Closing Matters

1.

Joinder of Avista Pharma Solutions, Inc. Within forty-five (45) days after the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent such certificates, legal opinions and other documents as are necessary to effectuate the joinder of Avista as an Obligor under the Loan Documents, including without limitation, a Guarantee and Assumption Agreement, joinder agreement and other documents required by Section 6.09 of the Credit Agreement or the terms of the Security Documents to evidence the Administrative Agent’s security interest in the Collateral.

2.

Insurance Endorsements. Within thirty (30) days after the Effective Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, endorsements naming the Administrative Agent as additional insured under all liability insurance policies and lenders loss payee under all property insurance policies providing the insurance coverage required to be maintained by Section 6.05 of the Credit Agreement.